WATERIDGE



                                  OFFICE LEASE



                     W9/WLA REAL ESTATE LIMITED PARTNERSHIP
                         a Delaware limited partnership,

                                  as Landlord,

                                       and

                              STYLECLICK.COM, INC.
                            a California corporation,

                                    as Tenant

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                                TABLE OF CONTENTS

                                                                           Page


SUMMARY OF BASIC LEASE INFORMATION..........................................iii

OFFICE LEASE .................................................................1

ARTICLE 1         BUILDING COMPLEX, BUILDING AND PREMISES.....................1

ARTICLE 2         LEASE TERM..................................................1

ARTICLE 3         BASE RENT...................................................2

ARTICLE 4         ADDITIONAL RENT.............................................2

ARTICLE 5         USE OF PREMISES.............................................7

ARTICLE 6         SERVICES AND UTILITIES......................................8

ARTICLE 7         REPAIRS....................................................10

ARTICLE 8         ADDITIONS AND ALTERATIONS..................................10

ARTICLE 9         COVENANT AGAINST LIENS.....................................11

ARTICLE 10        INSURANCE..................................................11

ARTICLE 11        DAMAGE AND DESTRUCTION.....................................13

ARTICLE 12        CONDEMNATION...............................................14

ARTICLE 13        COVENANT OF QUIET ENJOYMENT................................15

ARTICLE 14        ASSIGNMENT AND SUBLETTING..................................15

ARTICLE 15        SURRENDER OF PREMISES;  REMOVAL OF TRADE FIXTURES..........18

ARTICLE 16        HOLDING OVER...............................................18

ARTICLE 17        ESTOPPEL CERTIFICATES......................................19

ARTICLE 18        SUBORDINATION..............................................19

ARTICLE 19        DEFAULTS; REMEDIES.........................................20

ARTICLE 20        [INTENTIONALLY DELETED]....................................22

ARTICLE 21        SIGNS......................................................22

ARTICLE 22        COMPLIANCE WITH LAW........................................23

ARTICLE 23        ENTRY BY LANDLORD..........................................23

ARTICLE 24        TENANT PARKING.............................................23

ARTICLE 25        MISCELLANEOUS PROVISIONS...................................24

EXHIBITS:

A        FLOOR PLAN OF PREMISES

B        RULES AND REGULATIONS

C        AMENDMENT TO LEASE

D        TENANT WORK LETTER

E        ESTOPPEL CERTIFICATE

EXTENSION OPTION RIDER

LETTER OF CREDIT RIDER

                                       i
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                                    WATERIDGE

                       SUMMARY OF BASIC LEASE INFORMATION

     This Summary of Basic Lease Information (the "Summary") is hereby incorporated by reference into and made a part of the attached Office Lease. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any initially capitalized terms used herein and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

TERMS OF LEASE
(References are to
the Office Lease)                        DESCRIPTION

1. Dated as of:                          May 30, 2000.

2. Landlord:                             W9/WLA REAL ESTATE LIMITED PARTNERSHIP,
                                         a Delaware limited partnership

3. Address of Landlord                   c/o Legacy Partners Commercial, Inc.
   (Section 25.14):                      5120 West Goldleaf Circle
                                         Suite 110
                                         Los Angeles, California 90056
                                         Attn:  Property Manager

                                         with a copy to:
                                         c/o Legacy Partners Commercial, Inc.
                                         30 Executive Park, Suite 100
                                         Irvine, CA  92614
                                         Attn:  Alan DeFrancis

4. Tenant:                               STYLECLICK.COM, INC.,
                                         a California corporation

5. Address of Tenant                     3861 Sepulveda Boulevard
   (Section 25.14):                      Culver City, California  90230
                                         Attn:  Barry Hall

                                         (Prior to Lease Commencement Date)

                                         and

                                         5105 West Goldleaf Circle
                                         Los Angeles, California 90056
                                         Attention:  Office Manager

                                         (After Lease Commencement Date)

6. Premises (Article 1):

   6.1  Premises:                        Approximately 23,503 rentable square
                                         feet of space comprising the entire
                                         rentable area of the first (1st) and
                                         second (2nd) floors of the Building
                                         (as defined below), as set forth in
                                         Exhibit A attached hereto.

   6.2  Building:                        The Premises are located in the
                                         "Building" whose address is 5105 West
                                         Goldleaf Circle, Los Angeles,
                                         California 90056

                                       ii
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7.  Term (Article 2).

    7.1 Lease Term:                     Five (5) years and two (2) months.

    7.2 Lease Commencement Date:        The earlier of (i) the date Tenant
                                        commences business operations in the
                                        Premises, and (ii) July 1, 2000.

    7.3 Lease Expiration Date:          The date which is five (5) years and
                                        two (2) months after the Lease
                                        Commencement Date.

    7.4 Lease Amendment:                Subject to Article 2 of the Office
                                        Lease, Landlord and Tenant may confirm
                                        the Lease Commencement Date and the
                                        Lease Expiration Date in an Amendment
                                        to Lease (Exhibit C).

8.  Base Rent (Article 3):
                                        Monthly Installment     Monthly Base
  Month of the     Annual Base Rent        of Base Rent        Rental Rate per
  Lease Term                                                Rentable Square Foot
    1 - 2             $0.00                  $0.00                 $0.00
    3 - 12            $634,581.00            $52,881.75            $2.25
   13 - 24            $659,964.24            $54,997.02            $2.34
   25 - 36            $685,347.48            $57,112.29            $2.43
   37 - 48            $713,551.08            $59,462.59            $2.53
   49 - 60            $741,754.68            $61,812.89            $2.63
   61 - 62            $772,778.64            $64,398.22            $2.74



9.  Additional Rent (Article 4).

    9.1  Base Year:                     Calendar year 2000.

    9.2  Tenant's Share of
         Direct Expenses:               100%.

10. Security Deposit:                   None

11. Number of Parking
    Passes (Article 24):                Fifty-nine (59) unreserved parking
                                        passes (i.e., 2.5 unreserved parking
                                        passes for each 1,000 rentable square
                                        feet of the Premises).  The monthly
                                        parking charges for such parking passes
                                        shall be at the prevailing rate therefor charged from time to time as set forth in Article 24 of the Office Lease.

12.  Brokers (Section 25.19):           The Seeley Company and
                                        Cushman Realty Corporation


                                      iii


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                                    WATERIDGE

                                  OFFICE LEASE

     This Office Lease, which includes the preceding Summary attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between W9/WLA REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and STYLECLICK.COM, INC., a California corporation ("Tenant").

                                   ARTICLE 1

                     BUILDING COMPLEX, BUILDING AND PREMISES

     1.1 Building Complex, Building and Premises. Upon and subject to the terms set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6.1 of the Summary (the "Premises"), which Premises are located in the Building defined in Section 6.2 of the Summary. The outline of the Premises is set forth in Exhibit A attached hereto. The Building, which is part of a multiple-building office building complex commonly known as Wateridge and located at 5100, 5105, 5110 and 5120 West Goldleaf Circle, and 5035 West Slauson Avenue, Los Angeles, California 90056, the other buildings in such complex, the surface and covered parking facilities located within such complex (the "Building Complex Parking Area"), any outside plaza areas, land and other improvements surrounding the Building and such other buildings, and the land upon which all of the foregoing are situated, are herein sometimes collectively referred to herein as the "Building Complex" or "Real Property." Tenant acknowledges that Landlord has made no representation or warranty regarding the condition of the Real Property except as specifically set forth in this Lease or the Tenant Work Letter. Tenant is hereby granted the right to the nonexclusive use of the public or common areas located on the Real Property; provided, however, that the manner in which such public and common areas are maintained and operated shall be at the reasonable discretion of Landlord and the use thereof shall be subject to the rules, regulations and restrictions attached hereto as Exhibit B (the "Rules and Regulations"), as the same may be reasonably modified by Landlord from time to time. Landlord reserves the right to make alterations or additions to or to change the location of elements of the Real Property and the common areas thereof.

     1.2 Condition of Premises. Except as expressly set forth in this Lease and in the Tenant Work Letter attached hereto as Exhibit D, Landlord shall not be obligated to provide or pay for any improvements, work or services related to the improvement, remodeling or refurbishment of the Premises, and Tenant shall accept the Premises in its "AS IS" condition on the Lease Commencement Date.

     1.3 Rentable Square Feet. The parties hereby stipulate that the Premises and Building contain the rentable square feet set forth in Section 6.1 of the Summary, and such square footage amount is not subject to adjustment or remeasurement by Landlord or Tenant. Accordingly, there shall be no adjustment in the Base Rent or other amounts set forth in this Lease which are determined based upon the rentable square feet of the Premises or Building

                                   ARTICLE 2

                                   LEASE TERM

     The terms and provisions of this Lease shall be effective as of the date of this Lease. The term of this Lease (the "Lease Term") shall be as set forth in
Section 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") set forth in Section 7.2 of the Summary, and shall terminate on the date (the "Lease Expiration Date") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve
(12) month period during the Lease Term; provided, however, that the first Lease Year shall commence on the Lease Commencement Date and the last Lease Year shall end on the Lease Expiration Date. In the event that the Lease Commencement Date is a date which is other than the anticipated Lease Commencement Date set forth in Section 7.2(ii) of the Summary, within a reasonable period of time after the date Tenant takes possession of the Premises Landlord shall deliver to Tenant an Amendment to Lease in the form attached hereto as Exhibit C, setting forth the Lease Commencement Date, the Lease Expiration Date and the date upon which Tenant commenced paying Rent, and Tenant shall execute and return such Amendment to Lease to Landlord within five (5) days after Tenant's receipt thereof. In the event that Landlord does not deliver such Amendment to Lease to Tenant, the Lease Commencement Date shall be deemed to be the anticipated Lease Commencement Date set forth in Section 7.2(ii) of the Summary.

                                    ARTICLE 3

                                    BASE RENT

     Tenant shall pay, without notice or demand, to Landlord at the management office of the Building Complex, or, at Landlord's option, such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ( "Base Rent") as set forth in
Section 8 of the Summary,  payable in equal monthly installments as set forth in
Section 8 of the Summary in advance on or before the first day of each and every calendar month during the Lease Term, without any setoff or deduction whatsoever. The Base Rent for the third (3rd) full calendar month of the Lease Term shall be paid at the time of Tenant's execution of this Lease. If any rental payment date (including the Lease Commencement Date) falls on a day of a calendar month other than the first day of such calendar month or if any Rent payment is for a period which is shorter than one calendar month (such as during the last month of the Lease Term), the Rent for any fractional calendar month shall be the proportionate amount of a full calendar month's rental based on the proportion that the number of days in such fractional month bears to the number of days in the calendar month during which such fractional month occurs. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

                                    ARTICLE 4

                                 ADDITIONAL RENT

     4.1  Additional  Rent.  In  addition to paying the Base Rent  specified  in
Article 3 of this Lease, subject to Section 4.3.5 below, Tenant shall pay as additional rent "Tenant's Share" of the annual "Direct Expenses," as those terms are defined in Section 4.2.6 and 4.2.2 of this Lease, respectively, which are allocated to Building pursuant to Section 4.3.4 below and which are in excess of the amount of Direct Expenses applicable to the "Base Year," as that term is defined in Section 4.2.1 of this Lease which are allocated to Building pursuant to Section 4.3.4 below. Such additional rent, together with any and all other amounts payable by Tenant to Landlord, as additional rent or otherwise, pursuant to the terms of this Lease (other than the Base Rent), shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." All amounts due under this Article 4 as Additional Rent shall be payable in the same manner, time and place as the Base Rent, except as otherwise expressly set forth in this
Article 4. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 shall survive the expiration of the Lease Term.

     4.2 Definitions. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

          4.2.1 "Base Year" shall mean the year set forth in Section 9.1 of the Summary.

          4.2.2 "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

          4.2.3 "Expense Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires; provided, that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any twelve (12) consecutive month period, and, in the event of any such change, Tenant's Share of the Direct Expenses shall be equitably adjusted for any Expense Year involved in any such change.

          4.2.4 "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay or incur during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Real Property, including, without limitation, any amounts paid or incurred for:
     (i) the cost of supplying all utilities (including, without limitation, any telephone risers or intra building network cabling), the cost of janitorial service, alarm and security service, window cleaning, and trash removal, the cost of operating, maintaining, repairing, replacing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, and escalator and elevator systems, and the cost of supplies, tools, and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with the implementation and operation of a transportation system management program or similar program; (iii) the cost of insurance carried by Landlord in connection with the Real Property, in such amounts as Landlord may reasonably determine, or as may be required by any mortgagees, or the lessor of any underlying or ground lease affecting the Real Property; (iv) the cost of landscaping, relamping, supplies, tools, equipment (including equipment rental agreements) and materials, and all fees, charges and other costs, including management fees (or amounts in lieu thereof), consulting fees, legal fees and accounting fees, incurred in connection with the management, operation, administration, maintenance and repair of the Real Property; (v) the cost of parking area repair, restoration and maintenance, including, but not limited to, resurfacing, repainting, restriping, and cleaning; (vi) wages, salaries and other compensation and benefits of all persons engaged in the operation, management, maintenance or security of the Real Property (including an equitable share of the total compensation paid to the Portfolio Vice President responsible for the Building Complex calculated as percentage with the numerator as one (1) and the denominator as the total number of buildings for which the Portfolio Vice President is responsible), and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (vii) payments under any easement, license, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs by the Real Property; (viii) amortization (including interest on the unamortized cost at a rate equal to the floating commercial loan rate announced from time to time by Bank of America, a national banking association, or its successor, as its prime rate, plus 2% per annum (the "Interest Rate")) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Real Property; (ix) the cost (including rent) of Landlord's property management office for the Real Property and all utilities, supplies and materials used in connection therewith; and (x) the cost of any capital alterations, capital additions, or capital improvements made to the Real Property or any portion thereof (A) which relate to the operation, repair, maintenance and replacement of all systems, equipment or facilities which serve the Real Property in the whole or in part (including replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs, walkways and parking areas, and repairs to roofs and re-roofing of improvements), (B) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Real Property, or any portion thereof, or (C) that are required under any governmental law or regulation that is then being enforced by a federal, state or local governmental agency; provided, however, that each such permitted capital expenditure shall be amortized (including interest on the unamortized cost at the Interest Rate in effect at the time such expenditure is placed in service) over its useful life as Landlord shall reasonably determine in accordance with standard real estate accounting practices. If Landlord is not furnishing any particular work or service (the cost of which, if performed or provided by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the buildings in the Building Complex are less than ninety-five percent (95%) occupied during all or a portion of any Expense Year (including the Base Year), Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such Expense Year (including the Base
     Year) as reasonably determined by Landlord employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had such buildings been ninety-five percent (95%) occupied, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Expense Year. Landlord shall have the right, from time to time, to equitably allocate and prorate some or all of the Operating Expenses among different tenants and/or different buildings of the Building Complex and/or on a building-by-building basis (the "Cost Pools"). Such Cost Pools may include, without limitation, the office space tenants and retail space tenants of the buildings in the Building Complex. Notwithstanding anything to the contrary set forth in this Article 4, when calculating Direct Expenses for the Base Year, Operating Expenses shall exclude market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages, and costs relating to capital improvements or expenditures.

          Notwithstanding the foregoing, for purposes of this Lease, Operating Expenses shall not, however, include: (A) interest, amortization, or other payments or charges payable by Landlord with respect to any loans secured by a deed of trust or mortgage on the Real Property; (B) ground lease payments; (C) Tenant leasing fees, commissions or other brokerage commission relating thereto (with respect to all tenants of the Real Property); (D) legal, auditing, consulting and other professional fees (other than those legal, auditing, consulting or other professional fees necessarily incurred in connection with the normal and routine maintenance and operation of the Real Property) paid or incurred in connection with financing, refinancing, sales, acquisitions, zoning proceedings, disputes with present or prospective tenants or other occupants of the Real Property or other extraordinary transactions, occurrences or events; (E) the cost of providing any service directly to and paid directly by any tenant; (F) any costs expressly excluded from Operating Expenses elsewhere in this Lease;
     (G) expenses for repair or replacement paid by proceeds of insurance, condemnation awards, or covered by warranties or guaranties (to the extent such warranties or guaranties are honored by the warrantor or guarantor);
     (H) costs, including permit, license and inspection costs, incurred in renovating or otherwise improving, decorating, or redecorating rentable space (including vacant rentable space) for tenants or other occupants in the Building Complex; (I) penalties and interest for late payment or failure to file returns when due, including, without limitation, taxes, insurance, equipment leases, and other past due amounts; (J) costs arising from Landlord's charitable or political contributions; or (K) costs incurred due to the violation by Landlord of the terms and conditions of any lease of space in the Building Complex; (L) salaries or other compensation paid to employees of Landlord above the level of Portfolio
     Vice President; (M) the cost of repairs necessitated by the gross negligence of Landlord, its agents, employees or contractors; (N) costs incurred due to a deliberate violation by Landlord of any laws and ordinances; (O) cost of replacements or other work occasioned by fire, windstorm, earthquake or other casualty (except to the extent not covered by insurance proceeds), or the exercise by governmental authorities of the right of eminent domain; (P) depreciation, except as provided in clause
     Section 4.2.4(x) above, and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with standard real estate accounting practices and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life in accordance with standard real estate accounting practices; and (Q) expenses for capital improvements made to the Real Property other than as expressly provided in Sections 4.2.4 (viii) and (x) above.

          4.2.5 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes or charges, business or license taxes or fees, annual or periodic license or use fees, open space charges, housing fund assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Building Complex), which Landlord shall pay or incur during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Real Property or Landlord's interest therein. For purposes of this Lease, Tax Expenses shall be calculated as if the tenant improvements in the Building Complex were fully constructed and the Building Complex and all tenant improvements in the Building Complex were fully assessed for real estate tax purposes.

               4.2.5.1 Tax Expenses shall include, without limitation:

                    (i) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, conservation, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Building Complex's contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

                    (ii) any assessment,  tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any gross income tax with respect to the receipt of such Rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

                    (iii) any  assessment,  tax, fee, levy or charge,  upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises;

                    (iv) any possessory  taxes charged or levied in lieu of real estate taxes; and

                    (v) any  expenses  incurred  by Landlord  in  attempting  to protest, reduce or minimize Tax Expenses.

               4.2.5.2 In no event shall Tax Expenses for any Expense Year be less than the component of Tax Expenses comprising a portion of the Base Year.

               4.2.5.3 Notwithstanding anything to the contrary contained in this Section 4.2.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to operations at the Building Complex), and (ii) any items paid by Tenant under Section 4.4 of this Lease.

          4.2.6  "Tenant's  Share"  shall  mean  the  percentage  set  forth  in
     Section 9.2 of the Summary. Tenant's Share was calculated by dividing the number of rentable square feet of the Premises by the total rentable square feet in the Building.

     4.3 Calculation and Payment of Additional Rent.

          4.3.1 Calculation of Excess. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of the Direct Expenses for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in
     Section 4.3.2, below, and as Additional Rent, an amount equal to the excess (the "Excess").

          4.3.2 Statement of Actual Direct Expenses and Payment by Tenant. Following the end of each Expense Year, Landlord shall give to Tenant a statement (the "Statement"), which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, but in no event later than thirty (30) days after receipt of such Statement, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in
     Section 4.3.3, below. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Direct Expenses for the Expense Year in which this Lease terminates, taking into consideration that the Lease Expiration Date may have occurred prior to the final day of the applicable Expense Year, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 4.3.1 of this Lease. The provisions of this Section 4.3.2 shall survive the expiration or earlier termination of the Lease Term.

          4.3.3 Statement of Estimated Direct Expenses. In addition, Landlord shall give Tenant a yearly expense estimate statement (the "Estimate
     Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year shall be and the estimated Excess (the "Estimated Excess") as calculated by comparing Tenant's Share of Direct Expenses for such then-current Expense Year, which shall be based upon the Estimate, to Tenant's Share of Direct Expenses for the Base Year, which Estimate Statement may be revised and reissued by Landlord from time to time. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. If pursuant to the Estimate Statement (or a revision thereof) an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, but in no event later than thirty (30) days after receipt of such Estimate Statement, a fraction of the Estimated Excess (or the increase in the Estimated Excess if pursuant to a revised Estimate Statement) for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.3.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

          4.3.4 Allocation of Direct Expenses to Building. The parties acknowledge that the Building is a part of a multi-building project, and that the costs and expenses incurred in connection with the Real Property (i.e. the Direct Expenses) are determined annually for the Real Property as a whole, but then allocated by Landlord among (i) the Building and (ii) the other Buildings in the Building Complex, for purposes of determining the Direct Expenses payable by the tenants of the Building Complex. In making such allocation of Direct Expenses for purposes of determining the Direct Expenses payable by Tenant for the Building, Direct Expenses shall be allocated as follows: the portion of the Direct Expenses allocated to the Building shall consist of (A) all Direct Expenses which are attributable solely to the Building, and (B) an equitable portion of the Direct Expenses attributable to the Real Property as a whole and not attributable solely to the Building.

          4.3.5 No Payment for First Year. Notwithstanding the foregoing provisions of this Article 4 to the contrary, Tenant shall not be obligated to pay any Direct Expenses for the first (1st) year of the initial Lease Term.

     4.4 Taxes and Other Charges for Which Tenant Is Directly Responsible. Tenant shall reimburse Landlord, as Additional Rent, within ten (10) days after demand, for any and all taxes required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

          4.4.1 said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

          4.4.2 said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Building Complex; or

          4.4.3 said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

     4.5 Late Charges. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee by the due date therefor, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid by the date they are due shall thereafter bear interest until paid at a rate equal to the lesser of (i) the Interest Rate set forth in Section 4.2.4 above, or (ii) the highest rate permitted by applicable law.

     4.6 Audit Rights. In the event Tenant disputes the amount of the Direct Expenses set forth in the Statement for the particular Expense Year delivered by Landlord to Tenant pursuant to Section 4.3.2 above, Tenant shall have the right, at Tenant's cost, after reasonable notice to Landlord, to have Tenant's authorized employees inspect and photocopy, at Landlord's office in California during normal business hours, Landlord's books, records and supporting documents concerning the Direct Expenses set forth in such Statement; provided, however, Tenant shall have no right to conduct such inspection, have an audit performed by the Accountant as described below, or object to or otherwise dispute the amount of the Direct Expenses set forth in any such Statement, unless Tenant notifies Landlord of such objection and dispute, completes such inspection, and has the Accountant commence and complete such audit within two (2) years immediately following Landlord's delivery of the particular Statement in question (the "Review Period"); provided, further, that notwithstanding any such timely objection, dispute, inspection, and/or audit, and as a condition precedent to Tenant's exercise of its right of objection, dispute, inspection and/or audit as set forth in this Section 4.6, Tenant shall not be permitted to withhold payment of, and Tenant shall timely pay to Landlord, the full amounts as required by the provisions of this Article 4 in accordance with such Statement. However, such payment may be made under protest pending the outcome of any audit which may be performed by the Accountant as described below. In connection with any such inspection by Tenant, Landlord and Tenant shall reasonably cooperate with each other so that such inspection can be performed pursuant to a mutually acceptable schedule, in an expeditious manner and without undue interference with Landlord's operation and management of the Real Property. If after such inspection and/or request for documentation, Tenant still disputes the amount of the Direct Expenses set forth in the Statement, Tenant shall have the right, within the Review Period, to cause an independent certified public accountant (which is not paid on a commission or contingency basis) mutually approved by Landlord and Tenant (the "Accountant") to complete an audit of Landlord's books and records to determine the proper amount of the Direct Expenses incurred and amounts payable by Tenant for the Expense Year which is the subject of such Statement. Such audit by the Accountant shall be final and binding upon Landlord and Tenant. If Landlord and Tenant cannot mutually agree as to the identity of the Accountant within thirty (30) days after Tenant notifies Landlord that Tenant desires an audit to be performed, then the Accountant shall be of the "Big 5" accounting firms (which is not paid on a commission or contingency basis), as selected by Tenant and reasonably approved by Landlord. If such audit reveals that Landlord has over-charged Tenant, then within thirty (30) days after the results of such audit are made available to Landlord, Landlord shall reimburse to Tenant the amount of such over-charge. If the audit reveals that the Tenant was under-charged, then within thirty (30) days after the results of such audit are made available to Tenant, Tenant shall reimburse to Landlord the amount of such under-charge. Tenant agrees to pay the cost of such audit unless it is subsequently determined that Landlord's original Statement which was the subject of such audit was in error to Tenant's disadvantage by four percent (4%) or more of the total Direct Expenses which was the subject of such audit. The payment by Tenant of any amounts pursuant to this Article 4 shall not preclude Tenant from questioning, during the Review Period, the correctness of the particular Statement in question provided by Landlord, but the failure of Tenant to object thereto, conduct and complete its inspection and have the Accountant conduct the audit as described above prior to the expiration of the Review Period for such Statement shall be conclusively deemed Tenant's approval of the Statement in question and the amount of Direct Expenses shown thereon.

                                    ARTICLE 5

                                 USE OF PREMISES

     5.1 Use. Tenant shall use the Premises solely for general office purposes (including up to 25% of the Premises for use as a studio for still photography to the extent permitted by applicable laws), all consistent with the character of the Building Complex as a first-class office building project. Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant shall not allow occupancy density of use of the Premises which is greater than the average density of the other office tenants of the Building Complex. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the Rules and Regulations, or in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building Complex (including laws pertaining to Hazardous Materials, as defined below). Tenant shall comply with the Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of such Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building Complex. Tenant shall comply with all recorded covenants, conditions, and restrictions now or hereafter affecting the Real Property.

     5.2 Hazardous Materials.

          5.2.1 Prohibition on Use. Tenant shall not use or allow another person or entity to use any part of the Premises for the storage, use, treatment, manufacture or sale of Hazardous Materials. Landlord acknowledges, however, that Tenant will maintain products in the Premises which are incidental to the operation of its offices, such as photocopy supplies, secretarial supplies and limited janitorial supplies, which products contain chemicals which are categorized as Hazardous Materials. Landlord agrees that the use of such products in the Premises in compliance with all applicable laws and in the manner in which such products are designed to be used shall not be a violation by Tenant of this Section 5.2.1.

          5.2.2 Indemnity. Tenant agrees to indemnify, defend, protect and hold Landlord and the Landlord Parties (as defined in Section 10.1 below)
     harmless from and against any and all claims, actions, administrative proceedings (including informal proceedings), judgments, damages, punitive damages, penalties, fines, costs, liabilities, interest or losses, including reasonable attorneys' fees and expenses, consultant fees, and expert fees, together with all other costs and expenses of any kind or nature, that arise during or after the Lease Term directly or indirectly from or in connection with the presence, suspected presence, release or suspected release of any Hazardous Materials in or into the air, soil, surface water or groundwater at, on, about, under or within the Premises or Real Property or any portion thereof, caused by Tenant, its assignees or subtenants and/or their respective agents, employees, contractors, licensees or invitees (collectively, "Tenant Affiliates").

          5.2.3 Remedial Work. In the event any investigation or monitoring of site conditions or any clean-up, containment, restoration, removal or other remedial work (collectively, the "Remedial Work") is required under any applicable federal, state or local laws or by any judicial order, or by any governmental entity as the result of operations or activities upon, or any use or occupancy of any portion of the Premises by Tenant or Tenant Affiliates, Tenant shall perform or cause to be performed the Remedial Work in compliance with such laws or order. All Remedial Work shall be performed by one or more contractors, selected by Tenant and approved in advance in writing by Landlord. All costs and expenses of such Remedial Work shall be paid by Tenant, including, without limitation, the charges of such contractor(s), the consulting engineers, and Landlord's reasonable attorneys' fees and costs incurred in connection with monitoring or review of such Remedial Work.

          5.2.4 Definition of Hazardous Materials. As used herein, the term "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government, including, without limitation, any material or substance which is (i) defined or listed as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance" or "hazardous material" under any applicable federal, state or local law or administrative code promulgated thereunder,
     (ii) petroleum, or (iii) asbestos.

                                    ARTICLE 6

                             SERVICES AND UTILITIES

     6.1 Standard Tenant Services. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

          6.1.1 Subject to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating, ventilation and air conditioning ("HVAC") when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 7:00 a.m. to 6:00 p.m., and on Saturdays during the period from 8:00 a.m. to 12:00 p.m. (collectively, the "Building Hours"), except for nationally and locally recognized holidays as designated by Landlord (collectively, the "Holidays").

     Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as determined by Landlord. Tenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Premises.

     Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes.

     Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises.

     Landlord shall provide nonexclusive automatic elevator service at all times.

     6.2 Overstandard Tenant Use. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of
Section 6.1 of this Lease. If Tenant uses water or HVAC in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, or if Tenant's consumption of electricity shall exceed an average of three (3) watts per usable square foot of the Premises, connected load, calculated on a monthly basis during the Building Hours set forth in Section 6.1.1 above, then Tenant shall pay to Landlord, within ten (10) days after billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, within ten (10) days after demand, including the cost of such additional metering devices. If Tenant desires to use HVAC during hours other than the Building Hours, (i) Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant's desired use,
(ii) Landlord shall supply such after-hours HVAC to Tenant at Landlord's actual cost (including reasonable depreciation and wear and tear on equipment) of providing same, plus a ten percent (10%) administration fee to cover administrative and accounting costs, and (iii) Tenant shall pay such cost within ten (10) days after billing.

     6.3 Interruption of Use. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this
Article 6.

     6.4 Additional Services. Landlord shall also have the exclusive right, but not the obligation, to provide any additional services which may be required by Tenant, including, without limitation, locksmithing, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord, within ten (10) days after billing, the sum of all costs to Landlord of such additional services plus an administration fee. Charges for any utilities or service for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

                                    ARTICLE 7

                                     REPAIRS

     7.1  Tenant's  Repairs.   Subject  to  Landlord's  repair   obligations  in
Section 7.2 and 11.1 below, Tenant shall, at Tenant's own expense, keep the Premises, including all improvements, fixtures and furnishings therein, in good order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided however, that, at Landlord's option, or if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same.

     7.2 Landlord's Repairs. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to Articles 11 and 12 of this Lease, Landlord shall repair and maintain the structural portions of the Building and the basic plumbing, heating, ventilating, air conditioning and electrical systems serving the Building and not located in the Premises in a manner consistent with the maintenance standards of other comparable office buildings in the vicinity of the Building; provided, however, if such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant, its agents, contractors, employees, licenses or invitees, Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable to Tenant for any failure to make any such repairs, or to perform any maintenance hereunder, and there shall be no abatement of Rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of a failure to make any repairs, alterations or improvements in or to any portion of the Premises or Building Complex or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Section 1941 and 1942 of the California Civil Code, or under any similar law, statute, or ordinance now or hereafter in effect.

                                   ARTICLE 8

                            ADDITIONS AND ALTERATIONS

     8.1 Landlord's Consent to Alterations. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld by Landlord; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which (i) may affect the structural components of the Building, or the Building's mechanical, electrical, heating, ventilating, air-conditioning, or life safety systems, or (ii) are visible from outside the Premises. The construction of the initial improvements to the Premises shall be governed by the terms of the Tenant Work Letter, attached hereto as Exhibit D, and not the terms of this Article 8.

     8.2 Manner of Construction. Landlord may impose, as a condition of its consent to any and all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen reasonably approved by Landlord. Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, issued by the City of Los Angeles in conformance with Landlord's construction rules and regulations. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct access to the Building or Building Complex or the common areas by any other tenant of the Building Complex, and as not to obstruct the business of Landlord or other tenants in the Building Complex, or interfere with the labor force working in the Building Complex. If Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of such Alterations, and such other insurance as
Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, with respect to any Alterations which cost in excess of $50,000.00, Landlord may, in its discretion, require Tenant (if Tenant has previously been in default under this Lease) or any subtenant or assignee of Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant shall (i) cause a timely Notice of Completion to be recorded in the office of the Recorder of Los Angeles County in accordance with the terms of Section 3093 of the Civil Code of the State of California or any successor statute, (ii) deliver to the Building Complex management office a reproducible copy of the "as built" drawings of the Alterations, and (iii) deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials.

     8.3 Payment for Alterations. If Tenant orders any Alterations or repair work directly from Landlord, Tenant shall pay to Landlord, within ten (10) days after demand, all reasonable charges for such work, including a percentage of the cost of such work (such percentage to be established on a uniform basis for the Building and shall not exceed ten percent (10%) of such cost) sufficient to compensate Landlord for all overhead, general conditions, fees and other costs and expenses arising from Landlord's involvement with such work. If Tenant does not order any work directly from Landlord, Tenant shall reimburse Landlord, within ten (10) days after demand, for Landlord's reasonable out-of-pocket costs and expenses incurred in connection with Landlord's review of such work, plus a Landlord administrative fee not to exceed five percent (5%) of the total cost of such work, which fee shall be applicable only to Alterations constructed after the construction of initial Tenant Improvements (as such term is defined in the Tenant Work Letter, attached hereto as Exhibit D) to the Premises.

     8.4 Landlord's Property. All Alterations, improvements and fixtures which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall be and become the property of Landlord. Notwithstanding the following, Landlord may, by written notice to Tenant prior to the end of the Lease Term, require Tenant at Tenant's expense to remove any Alterations from the Premises and repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal prior and/or to repair any damage caused by the removal of any Alterations by the end of the Lease Term, Landlord may do so and may charge the cost thereof to Tenant.

                                   ARTICLE 9

                             COVENANT AGAINST LIENS

     Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property or any portion thereof, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Real Property or any portion thereof, with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, in the event that such lien is not released and removed on or before the date occurring five (5) days after notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

                                   ARTICLE 10

                                   INSURANCE

     10.1 Indemnification and Waiver. Tenant hereby assumes all risk of damage to property and injury to persons in, on or about the Premises from any cause whatsoever, and agrees that, to the extent not prohibited by law, Landlord, its partners and subpartners, and their respective officers, directors, shareholders, agents, property managers, employees and independent contractors (collectively, the "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage either to person or property or resulting from the loss of use thereof, which damage is sustained by Tenant or by other persons claiming through Tenant. Tenant shall indemnify, defend, protect and hold harmless the Landlord Parties from and against any and all loss, cost, damage, expense, claims and liability, including without limitation court costs and reasonable attorneys' fees (collectively "Claims") incurred in connection with or arising from any cause in, on or about the Premises, and/or any acts, omissions or negligence of Tenant or of any person claiming by, through or under Tenant, or of the contractors, agents, employees, licensees or invitees of Tenant or any such person in, on or about the Real Property, provided that the terms of the foregoing indemnity shall not apply to: (i) any Claims to the extent resulting from the gross negligence or willful misconduct of Landlord or the Landlord Parties and not insured (or required to be insured) by Tenant under this Lease; or (ii) any loss of or damage to Landlord's property to the extent Landlord has waived such loss or damage pursuant to Section 10.4 below. Tenant's agreement to indemnify Landlord pursuant to this Section 10.1 is not intended and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provision of this Lease. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease with respect to any Claims occurring prior to such expiration or termination.

     10.2 Landlord's Insurance. Landlord shall procure and maintain, during the Lease Term, fire and extended coverage insurance (all risk form) on the Building (excluding at Landlord's option, the items Tenant is required to insure pursuant to Section 10.3.2) in the amount of the full replacement cost of the Building. In addition, Landlord shall carry commercial general liability insurance in amounts reasonably determined by Landlord. The cost of such insurance shall be included as part of the Operating Expenses. Tenant shall, at Tenant's expense, comply with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for any insurance policies carried by Landlord, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body.

     10.3 Tenant's Insurance. Tenant shall maintain the following coverages in the following amounts at all times following the date (the "Insurance Start Date") which is the earlier of (i) Tenant's entry into the Premises to perform any work therein, or (ii) the Lease Commencement Date, and continuing thereafter throughout the Lease Term:

          10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than: (i) Bodily Injury and Property Damage Liability - $5,000,000 each occurrence and $5,000,000 annual aggregate, and (ii) Personal Injury Liability - $5,000,000 each occurrence and $5,000,000 annual aggregate.

          10.3.2 Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) the "Tenant Improvements," as that term is defined in the Tenant Work Letter, and (iii) all Alterations and other improvements and additions in and to the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the guaranteed replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

          10.3.3 Business interruption, loss-of-income and extra-expense insurance in such amounts as will reimburse Tenant for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or to the Building as a result of such perils.

          10.3.4 Form of Policies. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall: (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-VIII in Best's Insurance Guide or which is otherwise acceptable to Landlord and licensed (or qualified) to do business in the State of California; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance requirement of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee of Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Insurance Start Date and at least ten (10) business days before the expiration dates thereof.

     10.4 Subrogation. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be. Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insured under property damage insurance policies carried by the waiving party under this Lease (or would have been covered had the waiving party maintained such insurance as so required under this Lease). If either party fails to carry the amounts and types of insurance required to be carried by it pursuant to this Article 10, in addition to any remedies the other party may have under this Lease, such failure shall be deemed to be a covenant and agreement by such party to self-insure with respect to the type and amount of insurance which such party so failed to carry, with full waiver of subrogation with respect thereto.

     10.5 Additional Insurance Obligations. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this
Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord, but in no event shall such increased amounts of insurance or such other reasonable types of insurance be in excess of that required by landlords of buildings comparable to the Building and located in the vicinity of the Building Complex.

                                   ARTICLE 11

                             DAMAGE AND DESTRUCTION

     11.1 Repair of Damage to Premises by Landlord. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty or any condition existing in the Premises as a result of a fire or other casualty that would give rise to the terms of this Article 11. If the Premises or any common areas of the Building Complex serving or providing access to the Premises shall be damaged by fire or other casualty or be subject to a condition existing as a result of a fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other terms of this Article 11, restore the base, shell, and core of the Premises and such common areas to substantially the same condition as existed prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building Complex (or any portion thereof) or any other modifications to the common areas deemed desirable by Landlord, provided that access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under
Section 10.3.2(ii) and 10.3.2(iii) of this Lease, and Landlord shall repair any injury or damage to the Tenant Improvements and Alterations installed in the Premises and shall return such Tenant Improvements and Alterations to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof;
provided however, that if such fire or other casualty shall have damaged the Premises or common areas necessary to Tenant's occupancy, and if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors, licensees or invitees, Landlord shall allow Tenant a proportionate abatement of Base Rent, and Tenant's Share of Direct Expenses during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

     11.2 Landlord's Option to Repair. Notwithstanding the terms of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and/or any other portion of the Building Complex and instead terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of damage, such notice to include a termination date giving Tenant sixty (60) days to vacate the Premises, but Landlord may so elect only if the Building Complex shall be damaged by fire or other casualty or cause or be subject to a condition existing as a result of such a fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred eighty (180) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Real Property or ground lessor with respect to the Real Property shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground lease, as the case may be; or (iii) the damage or condition arising as a result of such damage is not fully covered, except for deductible amounts, by Landlord's insurance policies. In addition, if the Premises, the Building or any portion of the Building Complex is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within thirty (30) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Upon such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of damage (subject to any abatement as provided in Section 11.1 above), and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in provisions of this Lease which by their terms survive the expiration or earlier termination of this Lease Term.

     11.3 Waiver of Statutory Provisions. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Real Property, and any statute or regulation of the State of California, including, without limitation, Section 1932(2) and 1933(4) of the California Civil Code, with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Real Property.

                                   ARTICLE 12

                                  CONDEMNATION

     If ten percent (10%) or more of the Premises or Building Complex shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice to Tenant, provided such notice is given no later than one hundred eighty
(180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired as a result of any taking of all or any portion of the Building Complex, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice to Landlord, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving and relocation expenses and loss of goodwill, so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Real Property or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Base Rent and Tenant's Share of Direct Expenses shall be proportionately abated. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure.

                                   ARTICLE 13

                           COVENANT OF QUIET ENJOYMENT

     Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by any persons lawfully claiming by or through Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

     14.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than forty-five
(45) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, including a calculation of the "Transfer Premium," as that term is defined in Section 14.3, below, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer,
(iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and (v) such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under Section 19.1.7 of this Lease. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's review and processing fees, as well as any reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

     14.2 Landlord's Consent. Subject to Landlord's rights in Section 14.4 below, Landlord shall not unreasonably withhold or delay its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be deemed to be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

          14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building Complex;

          14.2.2 The Transferee's intended use of the Subject Space is not permitted under this Lease;

          14.2.3 The Transferee is a governmental entity or agency;

          14.2.4 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Lease on the date consent is requested;

          14.2.5 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building Complex a right to cancel its lease; or

          14.2.6 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Building Complex at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Building Complex at such time, or (iii) has negotiated with Landlord during the six (6)-month period immediately preceding the Transfer Notice.

     If  Landlord  consents  to any  Transfer  pursuant  to the  terms  of  this
Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14.

     14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of the "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer which is in excess of the Rent payable by Tenant under this Lease during the term of the Transfer, on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, and (ii) any brokerage commissions in connection with the Transfer. "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

     14.4 Landlord's Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event Tenant contemplates an assignment or subletting of all or a portion of the Premises, Tenant shall give Landlord notice (the "Intention to Transfer Notice") of such contemplated assignment or subletting (whether or not the terms of the contemplated assignment or subletting have been determined). The Intention to Transfer Notice shall specify the portion of and amount of rentable square feet of the Premises which Tenant intends to assign or sublet (the "Contemplated Transfer Space"), the contemplated date of commencement of the contemplated assignment or subletting (the "Contemplated Effective Date"), and the contemplated length of the term of such contemplated subletting or assignment, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this
Section 14.4  in order to allow Landlord to elect to recapture the  Contemplated

Transfer Space for the term set forth in the Intention to Transfer Notice. Thereafter, Landlord shall have the option, by giving written notice to Tenant within thirty (30) days after receipt of any Intention to Transfer Notice, to recapture the Contemplated Transfer Space; provided, however, if Landlord delivers such recapture notice to Tenant, Tenant shall have the right to rescind and withdraw its Intention to Transfer Notice, in which event, Landlord's exercise of its right to recapture shall be ineffective, but Tenant shall not be permitted to enter into a Transfer with respect to the Contemplated Transfer Space without first serving Landlord a subsequent Intention to Transfer Notice therefor pursuant to the provisions of this Section 14.4. If Tenant does not so timely rescind, then such recapture by Landlord shall cancel and terminate this Lease with respect to such Contemplated Transfer Space as of the Contemplated Effective Date until the last day of the term of the contemplated assignment or subletting as set forth in the Intention to Transfer Notice. In the event of a recapture by Landlord, if this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner, to recapture such Contemplated Transfer Space under this Section 14.4, then, subject to the other terms of this Article 14, for a period of six (6) months (the "Six Month Period") commencing on the last day of such thirty (30) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any assignment or subletting made during the Six Month Period, provided that any such assignment or subletting is substantially on the terms set forth in the Intention to Transfer Notice, and provided further that any such assignment or subletting shall be subject to the remaining terms of this
Article 14. If such an assignment or subletting is not so consummated within the Six Month Period (or if an assignment or subletting is so consummated, then upon the expiration of the term of any assignment or subletting of such Contemplated Transfer Space consummated within such Six Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect any contemplated assignment or subletting, as provided above in this
Section 14.4.

     14.5 Effect of Transfer. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, (iv) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant, or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer, and (v) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium with respect to any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit.

     14.6  Additional  Transfers.   For  purposes  of  this  Lease,  subject  to
Section 14.7 below, the term "Transfer" shall also include (i) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners, or transfer of twenty-five percent or more of partnership interests, within a twelve (12)-month period, or the dissolution of the partnership without immediate reconstitution thereof, and
(ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, or (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

     14.7 Affiliated Companies/Restructuring of Business Organization. The assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant, or (ii) any person or entity which controls, is controlled by or under common control with Tenant, or
(iii) any entity which purchases all or substantially all of the assets of Tenant, or (iv) any entity into which Tenant is merged or consolidated (all such persons or entities described in (i), (ii), (iii) and (iv) being sometimes hereinafter referred to as "Affiliates") shall not be deemed a Transfer under this Article 14 and thus shall not be subject to the provisions of Sections 14.3 and 14.4 above, provided that:

          14.7.1 Any such Affiliate was not formed as a subterfuge to avoid the obligations of this Article 14;

          14.7.2 Tenant gives Landlord prior notice of any such assignment or sublease to an Affiliate;

          14.7.3 The successor of Tenant and Tenant have as of the effective date of any such assignment or sublease a tangible net worth, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding goodwill as an asset), which is sufficient to meet the obligations of Tenant under this Lease;

          14.7.4 Any such assignment or sublease shall be subject to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease (provided, however, no such written assignment shall be required where only stock (and no assets) are transferred in connection with any transaction described in the foregoing provisions of this Section 14.7); and

          14.7.5 Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease.

     14.8 Permitted Subleases.  Notwithstanding the foregoing provisions of this
Article 14 to the contrary, Tenant shall have the right to sublease, in the aggregate, up to twenty-five percent (25%) of the rentable square feet of the Premises to any person or entity which is a client or customer of Tenant or which is providing service for Tenant or Tenant's clients, without having to obtain Landlord's prior consent and without being subject to Landlord's recapture right in Section 14.4 above or Landlord's right to receive any Transfer Premium in Section 14.3 above, so long as (i) Tenant provides Landlord notice of such sublease, the identity of the sublessee and terms of the sublease at least ten (10) business days prior to the effective date of the sublease,
(ii) such sublease shall be subject and subordinate to, and the sublessee agrees in writing delivered to Landlord prior to the effective date of the sublease to be bound by, all of the terms and provisions of this Lease, (iii) there shall be no separate demising walls or separate entrance doors for the portion of the subleased Premises, (iv) the term of such sublease shall be no longer than one
(1) year, and (v) such sublease or relationship was not created or entered into as a subterfuge to avoid the obligations set forth in this Article 14.

                                   ARTICLE 15

                             SURRENDER OF PREMISES;
                            REMOVAL OF TRADE FIXTURES

     15.1 Surrender of Premises. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

     15.2 Removal of Tenant Property by Tenant. All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises, which items are not a part of the tenant improvements installed in the Premises, shall remain the property of Tenant, and may be removed by Tenant at any time during the Lease Term as long as Tenant is not in default under this Lease with any applicable cure period having expired. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

                                   ARTICLE 16

                                  HOLDING OVER

     If Tenant holds over after the expiration of the Lease Term, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to: (A) for the first two (2) months of the holdover, one hundred fifty percent (150%) of the greater of (i) the Base Rent applicable during the last rental period of the Lease Term under this Lease or (ii) the fair market rental rate for the Premises as of the commencement of such holdover period; and
(B) for the remainder of the holdover period, two hundred percent (200%) of the greater of (i) the Base Rent applicable during the last rental period of the Lease Term under this Lease or (ii) the fair market rental rate for the Premises as of the third (3rd) month of such holdover period. Such month-to-month tenancy shall be subject to every other applicable term, covenant and agreement contained herein. Nothing contained in this Article 16 shall be construed as consent by Landlord to any holding over by Tenant, and Landlord expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. Tenant acknowledges that if Tenant holds over without Landlord's consent, such holding over may compromise or otherwise affect Landlord's ability to enter into new leases with prospective tenants regarding the Premises. Therefore, if Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all Claims resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any losses suffered by Landlord, including lost profits, resulting from such failure to surrender.

                                   ARTICLE 17

                              ESTOPPEL CERTIFICATES

     Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Building Complex or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord or Landlord's mortgagee or prospective mortgagee or purchasers. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

                                   ARTICLE 18

                                  SUBORDINATION

     This Lease shall be subject and subordinate to any ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. A condition precedent to the subordination of this Lease to any future ground or underlying lease or to the lien of any future mortgage or deed of trust is that Landlord shall obtain for the benefit of Tenant a commercially reasonable subordination, non-disturbance and attornment agreement from the lessor or lender of such future instrument. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale or deed in lieu thereof if so requested to do so by such purchaser, and to recognize such purchaser as the lessor under this Lease. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases provided that any such subordination agreement contains a nondisturbance agreement as set forth above. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

                                   ARTICLE 19

                               DEFAULTS; REMEDIES

     19.1 Defaults. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a default of this Lease by Tenant:

          19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, when due, where such failure continues for three (3) business days after notice thereof from Landlord; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; or

          19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default, as soon as possible.

     19.2 Remedies Upon Default. Upon the occurrence of such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

          19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

               (i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

               (ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

               (iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

               (iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

               (v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Section 19.2.1(i) and
(ii), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in Section 4.2.4 of this Lease, but in no case greater than the maximum amount of such interest permitted by law. As used in Section 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

          19.2.3 Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant's part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant's failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord's rights and remedies as a result of Tenant's failure to perform and shall not release Tenant from any of its obligations under this Lease.

     19.3 Payment by Tenant. Tenant shall pay to Landlord, within fifteen (15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord's performance or cure of any of Tenant's obligations pursuant to the provisions of Section 19.2.3 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

     19.4 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, following any such default by Tenant, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

     19.5 Waiver of Default. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

     19.6 Efforts to Relet. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

                                   ARTICLE 20

                             [INTENTIONALLY DELETED]


                                   ARTICLE 21

                                      SIGNS

     21.1 Full Floor Tenants. Subject to Landlord's prior written approval, in its reasonable discretion, and provided all signs are in keeping with the quality, design and style of the Building Complex, Tenant, at its sole cost and expense, may install identification signage anywhere in the Premises including in the elevator lobbies of the Building, provided that such signs must not be visible from the exterior of the Building.

     21.2 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Except as provided in Section 21.3 below, Tenant may not install any signs on the exterior or roof of the Building or the common areas of the Real Property. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior written approval of Landlord, in its sole discretion.

     21.3 Building Exterior Sign. Subject to Tenant obtaining the approval of all applicable governmental entities and Tenant's compliance with all applicable governmental laws and ordinances and the terms of this Section 21.3, Tenant shall have the right to install, at Tenant's cost, one (1) sign displaying Tenant's logo and Tenant's name, "StyleClick.com" (or such other trade name used by Tenant in a majority of its other locations, to the extent such other trade names are not offensive to Landlord in Landlord's reasonable discretion) (the "Building Exterior Sign") on either the top of or at the eyebrow level of the exterior of the Building on the side of the Building facing Goldleaf Circle Drive. The exact location of the Building Exterior Sign shall be designated by Landlord. The graphics, materials, color, design, lettering, lighting, size, specifications, and manner of affixing the Building Exterior Sign shall be subject to Landlord's approval. Tenant shall pay for all costs and expenses related to the Building Exterior Sign, including, without limitation, costs of the design, construction, installation, maintenance, insurance, utilities, repair and replacement of the Building Exterior Sign. Tenant shall install and maintain the Building Exterior Sign in compliance with all laws and subject to the applicable provisions of Articles 8 and 9 above

     21.3.1 Transferability. The rights to the Building Exterior Sign are personal to the original Tenant executing this Lease and may not be transferred or assigned by the original Tenant or used by anyone else. In addition, at Landlord's option, Tenant shall no longer have the right to the Building Exterior Sign if after the Lease Commencement Date, the original Tenant fails to occupy at least seventy-five percent (75%) of the Premises.

     21.3.2 Maintenance/Removal. Should the Building Exterior Sign require maintenance, repairs or replacement as determined in Landlord's reasonable judgment, Landlord shall have the right to provide written notice thereof to Tenant and Tenant shall cause such repairs, replacement and/or maintenance to be performed within fifteen (15) days after receipt of such notice from Landlord, at Tenant's sole cost and expense; provided, however, if such repairs, replacement and/or maintenance are reasonably expected to require longer than fifteen (15) days to perform, Tenant shall commence such repairs, replacement and/or maintenance within such fifteen (15) day period and shall diligently prosecute such repairs, replacement and maintenance to completion. Should Tenant fail to perform such maintenance, repairs or replacement within the periods described in the immediately preceding sentence, Landlord shall have the right to cause such work to be performed and to charge Tenant as Additional Rent for the costs of such work. Upon the expiration or earlier termination of this Lease or the loss of Tenant's rights to the Building Exterior Sign, Tenant shall, at Tenant's sole cost and expense, cause the Building Exterior Sign to be removed, and Tenant shall repair all damage (including discoloration of the Building exterior) occasioned thereby and restore the affected areas to their original condition prior to the installation of Building Exterior Sign. If Tenant fails to remove such sign and repair and restore the affected areas as provided in the immediately preceding sentence prior to the expiration or earlier termination of this Lease, then Landlord may perform such work, and all costs and expenses incurred by Landlord in so performing such work shall be reimbursed by Tenant to Landlord within twenty (20) days after Tenant's receipt of invoice therefor. The immediately preceding sentence shall survive the expiration or earlier termination of this Lease. Tenant shall be responsible for maintaining insurance on the Building Exterior Sign as part of the insurance required to be carried by Tenant pursuant to Article 10 above.

                                   ARTICLE 22

                               COMPLIANCE WITH LAW

     Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures (including those pertaining to Hazardous Materials), other than the making of structural changes to the
Building or changes to the Building's base, shell and core systems (collectively, the "Excluded Changes"), except to the extent such Excluded Changes are required due to Tenant's alterations to or manner of use of the Premises. In addition, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

                                   ARTICLE 23

                                ENTRY BY LANDLORD

     Landlord reserves the right at all reasonable times and upon reasonable notice to the Tenant to enter the Premises to: (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or ground or underlying lessors, or, during the last twelve (12) months of the Lease Term, prospective tenants;
(iii) post notices of nonresponsibility; or (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary. Notwithstanding anything to the contrary contained in this Article 23, Landlord may enter the Premises at any time, without notice to Tenant, to perform janitorial and other services required of Landlord. Any such entries shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes; provided, however, that any such entry shall be accomplished as expeditiously as reasonably possible and in a manner so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by Landlord's entry into the Premises. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

                                   ARTICLE 24

                                 TENANT PARKING

     Tenant shall rent throughout the Lease Term the number of unreserved parking passes set forth in Section 11 of the Summary, in location in the Building Complex Parking Area as designated by Landlord from time to time. During the Lease Term, Tenant shall have the right, from time to time, upon thirty (30) days advance written notice from Tenant to Landlord, to increase or decrease the number of unreserved parking passes which Tenant shall lease, but in no event shall Tenant at anytime lease less than the number set forth in
Section 11 of the Summary, or more than an aggregate of eighty-two (82) unreserved parking passes. Tenant shall pay to Landlord for the use of such parking passes, on a monthly basis, the prevailing rate charged from time to time by Landlord or Landlord's parking operator for parking passes in the Building Complex Parking Area where such parking passes are located (the current parking rate is $50.00 per month per unreserved parking pass), plus all applicable parking taxes; provided, however, the prevailing rate charged by Landlord or Landlord's parking operator for such parking passes shall not exceed the rates charged by other landlords or parking operators of comparable first-class buildings with parking facilities of comparable size in the Culver City area which charge for parking. Tenant's continued right to use the parking spaces is conditioned upon Tenant abiding by all rules and regulations which are prescribed from time to time for the orderly operation and use of the Building Complex Parking Area and upon Tenant's cooperation in seeing that Tenant's employees and visitors also comply with such rules and regulations. In addition, Landlord may assign any parking spaces and/or make all or a portion of such spaces reserved or institute an attendant-assisted tandem parking program and/or valet parking program if Landlord determines in its sole discretion that such is necessary or desirable for orderly and efficient parking. Landlord specifically reserves the right, from time to time, to change the size, configuration, design, layout, location and all other aspects of the Building Complex Parking Area, and Tenant acknowledges and agrees that Landlord, from time to time, may, without incurring any liability to Tenant and without any abatement of Rent under this Lease temporarily close-off or restrict access to the Building Complex Parking Area, or temporarily relocate Tenant's parking spaces to other parking structures and/or surface parking areas within a reasonable distance from the Building Complex Parking Area, for purposes of permitting or facilitating any such construction, alteration or improvements or to accommodate or facilitate renovation, alteration, construction or other modification of other improvements or structures located on the Real Property. Landlord may delegate its responsibilities hereunder to a parking operator in which case such parking operator shall have all the rights of control attributed hereby to Landlord. The parking rates charged by Landlord for Tenant's parking passes shall be exclusive of any parking tax or other charges imposed by governmental authorities in connection with the use of such parking, which taxes and/or charges shall be paid directly by Tenant or the parking users, or, if directly imposed against Landlord, Tenant shall reimburse Landlord for all such taxes and/or charges within ten (10) days after Tenant's receipt of the invoice from Landlord. Landlord shall provide validation stamps for visitor parking in the Building Complex Parking Area which Tenant may purchase such validation stamps, from Tenant's own funds, at the prevailing rate charged for such validation stamps plus all applicable parking taxes.

                                   ARTICLE 25

                            MISCELLANEOUS PROVISIONS

     25.1 Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

     25.2 No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease. If at any time any windows of the Premises are temporarily darkened or the light or view therefrom is obstructed by reason of any repairs, improvements, maintenance or cleaning in or about the Building, the same shall be without liability to Landlord and without any reduction or diminution of Tenant's obligations under this Lease.

     25.3 Modification of Lease. Should any current or prospective mortgagee or ground lessor for the Building Complex require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. Should Landlord or any such prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within ten
(10) days following the request therefor.

     25.4 Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and in this Lease, and Tenant agrees that in the event of any such transfer and a transfer of the Security Deposit, Landlord shall automatically be released from all liabilities and obligations under this Lease arising after the effective date of such transfer provided the transferee agrees in writing to assume such future liabilities and obligations, and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder arising after the date of transfer. Tenant further acknowledges that Landlord may assign its interest in this Lease to the holder of any mortgage or deed of trust as additional security, but agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

     25.5 Prohibition Against Recording. Except as provided in Section 25.3 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

     25.6 Captions. The captions of Articles and Section are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

     25.7 Relationship of Parties. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

     25.8 Time of Essence. Time is of the essence of this Lease and each of its provisions.

     25.9 Partial Invalidity. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

     25.10 Landlord Exculpation. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties (including any successor landlord) shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building Complex, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

     25.11 Entire Agreement. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease, the exhibits and schedules attached hereto, and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto.

     25.12 Right to Lease. Landlord reserves the absolute right to effect such other tenancies in the Building Complex as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building Complex. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building Complex.

     25.13 Force Majeure. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform (collectively, the "Force Majeure"), except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease, and except as to Tenant's obligations under Exhibit D, notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

     25.14 Notices. All notices, demands, statements, approvals or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in
Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date which is two (2) business days after it is mailed as provided in this Section 25.14 or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

     25.15 Joint and Several. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

     25.16 Authority. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so.

     25.17 Governing Law. This Lease shall be construed and enforced in accordance with the laws of the State of California.

     25.18 Submission of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

     25.19 Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary and Landlord's designated representative (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Landlord shall pay the brokerage commissions owing to the Brokers in connection with the transaction contemplated by this Lease pursuant to the terms of a separate written agreement between Landlord and the Brokers. Each party agrees to indemnify, defend, protect and hold the other party harmless from and against any and all Claims with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent other than the Brokers. The terms of this
Section 25.19 shall survive the expiration or earlier termination of the Lease Term.

     25.20 Independent Covenants. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Real Property or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

     25.21 Building Name and Signage. Landlord shall have the right at any time to designate and/or change the name of the Building Complex or any building in the Building Complex, and to install, affix and maintain any and all signs on the exterior and on the interior of the Building Complex or any building in the Building Complex, as Landlord may, in Landlord's sole discretion, desire; provided, however, Landlord shall not change the name of the Building or install any tenant identification signs in the Building during the time that Tenant retains its right to the Exterior Building Sign. Tenant shall not use the name of the Building Complex or any building in the Building Complex (other than the Building while Tenant's Building Exterior Sign is located on the Building), or use pictures or illustrations of the Building Complex, the Building or any other building in the Building Complex, in advertising or other publicity, without the prior written consent of Landlord.

     25.22 Successors. Except as otherwise expressly provided herein, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto; provided, however, that no assignment, sublease or other transfer in violation of the provisions of Article 14 shall operate to vest any rights in any putative assignee, subtenant or transferee of Tenant.

     25.23 Landlord Renovations. It is specifically understood and agreed that Landlord has made no representation or warranty to Tenant and has no obligation to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Building Complex or any part thereof and that no representations respecting the condition of the Premises or the Building Complex have been made by Landlord to Tenant except as specifically set forth herein or in the Tenant Work Letter. However, Tenant acknowledges that Landlord may during the Lease Term renovate, improve, alter, or modify (collectively, the "Renovations") the Building, Premises, and/or Real Property, including without limitation the Building Complex Parking Area, common areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation,
(i) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, (ii) installing new floor covering, lighting, and wall coverings in the common areas, and in connection with any Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building or Building Complex, limit or eliminate access to portions of the Real Property, including portions of the common areas, or perform work in the Building or Building Complex, which work may create noise, dust or leave debris in the Building Complex, (iii) renovation of the main entry to the Building Complex and the main Building lobby area,
(iv) renovation  of the  elevator,  lobbies,  elevator  doors  and  frames,  and
(v) installations, repairs or maintenance of telephone risers. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations; provided, however, Landlord agrees, in performing such Renovations, to use commercially reasonable efforts not to unreasonably interfere with Tenant's access or use of the Premises.

     25.24 Confidentiality. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, accounting, real estate and space planning consultants, respectively, or as otherwise required by law.

     25.25 Landlord's Title. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

     25.26 No Waiver. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

     25.27 Jury Trial; Attorneys' Fees. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT OF ANY REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

     25.28 Intentionally Deleted.

     25.29 Satellite Dish.

          25.29.1 Landlord hereby agrees that Tenant shall have the nonexclusive right at Tenant's sole cost and expense (but without any additional Base Rent payable to Landlord) and subject to the provisions of this Section 25.29, to install up to three (3) satellite dishes, each of which shall not exceed two (2) feet in diameter (individually and collectively a "Satellite Dish") on the roof of the Building in a location designated by Landlord. In addition, Tenant shall have the right, to install such connection equipment, such as conduits, cables, risers, feeders and materials (collectively, the "Connecting Equipment") in the shafts, ducts, conduits, chases, utility closets and other facilities of the Building as is reasonably necessary to connect the Satellite Dish to Tenant's other machinery and equipment in the Premises, subject however, to the provisions of Section 25.29.2, below. Tenant shall also have the right of access, consistent with Section 25.29.4, below, to the areas where any such Connecting Equipment is located for the purposes of maintaining, repairing, testing and replacing the same.

          25.29.2 The installation of the Satellite Dish and related Connecting Equipment (hereby referred to together and/or separately as the "Satellite Equipment") shall be performed in accordance with and subject to the provisions of Article 8 of this Lease (unless Tenant elects to have such Satellite Equipment installed during the installation of the initial Tenant Improvements, in which event, Landlord shall install same pursuant to the applicable provisions of the Tenant Work Letter, and the cost of acquisition and installation of the Satellite Equipment to be paid by Tenant may be deducted from the Tenant Improvement Allowance). The Satellite Equipment shall be treated for all purposes of this Lease as if the same were Tenant's property. For the purposes of determining Tenant's obligations with respect to its use of the roof of the Building herein provided, the portion of the roof of the Building affected by the Satellite Equipment shall be deemed to be a portion of Tenant's Premises except as to Tenant's obligations to pay Base Rent and Direct Expenses; consequently, all of the provisions of this Lease with respect to Tenant's obligations hereunder shall apply to the installation, use and maintenance of the Satellite Equipment, including without limitation, provisions relating to compliance with requirements as to insurance, indemnity, repairs and maintenance, and compliance with laws. Landlord shall have no obligation with regard to the affected portion of the roof or the Satellite Equipment except as provided in this Section 25.29.

          25.29.3 It is expressly understood that Landlord retains the right to grant third parties the right to utilize any portion of the roof not utilized by Tenant and to use the portion of the roof on which the Satellite Equipment is located for any purpose whatsoever, provided in each event that Tenant shall have reasonable access to, and Landlord shall not unduly interfere with the use of, the Satellite Equipment.

          25.29.4 Tenant shall install, use, maintain and repair the Satellite Equipment so as not to damage or interfere with the operation of the Building or the Systems and Equipment or any other communications or similar equipment located on the roof of the Building; and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorney's fees) arising out of Tenant's failure to comply with the provisions of this Section 25.29.4.

          25.29.5 Landlord shall not have any obligations with respect to the Satellite Equipment or compliance with any requirements relating thereto (except as specifically provided by this Lease) nor shall Landlord be responsible for any damage that may be caused to the Satellite Equipment except to the extent (i) caused by the gross negligence or willful misconduct of Landlord or Landlord's agents, employees or contractors, and
     (ii) not insured or required to be insured by Tenant under this Lease. Landlord makes no representation that the Satellite Equipment will be able to receive or transmit communication signals without interference or disturbance and Tenant agrees that Landlord shall not be liable to Tenant therefor.

          25.29.6 Tenant, at Tenant's sole cost and expense, shall install such fencing and other protective equipment on or about the Satellite Equipment as shall be required by applicable laws.

          25.29.7 Tenant shall (i) be solely responsible for any damage caused as a result of the Satellite Equipment (except to the extent such damage is to property not owned or leased by Tenant and is covered by insurance obtained by Landlord as part of Direct Expenses and as to which Landlord's waiver of subrogation in Section 10.4 is applicable), (ii) promptly pay any tax, license or permit fees charged pursuant to any requirements in connection with the installation, maintenance or use of the Satellite Equipment and comply with all precautions and safeguards recommended by all governmental authorities, and (iii) make necessary repairs, replacements to or maintenance of the Satellite Equipment.

          25.29.8 If any of the conditions set forth in this Section 25.29 are not complied with by Tenant, then without limiting Landlord's rights and remedies it may otherwise have under this Lease, Tenant shall, upon written notice from Landlord, have the option either to (i) reposition the Satellite Equipment to a location designated by Landlord if Landlord elects to permit such repositioning, and make such repairs and restorations as required under Section 25.29.9 below, or (ii) correct such noncompliance within thirty (30) days after receipt of notice. If Tenant fails to correct noncompliance within such thirty (30) day period, then Tenant shall immediately discontinue its use of the Satellite Equipment and remove the same.

          25.29.9 Upon the expiration of the Lease Term or upon any earlier termination of this Lease, Tenant shall, subject to the control of and direction from Landlord, remove the Satellite Equipment, repair any damage caused thereby, and restore the roof and other facilities of the Building to their condition existing prior to the installation of the Satellite Equipment, reasonable wear and tear not caused by the Satellite Equipment excepted.

          25.29.10 Tenant's rights under this Section 25.29 shall be personal to the original Tenant executing this Lease and any assignee to which Tenant's entire interest in this Lease has been assigned pursuant to Article 14, and may only be utilized by the original Tenant or such assignee (and may not be exercised or utilized by any subtenant or other transferee of the original Tenant's interest in this Lease or the Premises).

     IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Lease as of the day and date first above written.

            "Landlord"                W9/WLA REAL ESTATE LIMITED PARTNERSHIP,
                                      a Delaware limited partnership

                                      By:Legacy Partners Commercial, Inc.,
                                         a Texas corporation,
                                         as manager and agent for Landlord

                                         By:  /s/ MACK LANEY
                                            -----------------------------------
                                             Name:  Mack Laney
                                             Its:   COO


           "Tenant"                   STYLECLICK.COM, INC.,
                                      a California corporation

                                      By:  /s/ BARRY HALL
                                         --------------------------------------
                                         Name:    Barry Hall
                                         Its:     CFO

                                      By:  /s/ MAURIZIO VECCHIONE
                                         --------------------------------------
                                         Name:    Maurizio Vecchione
                                         Its:     CEO

*** If Tenant is a CORPORATION, the authorized officers must sign on behalf of the corporation and indicate the capacity in which they are signing. The Lease must be executed by the president or vice president and the secretary or assistant secretary, unless the bylaws or a resolution of the board of directors shall otherwise provide, in which event, the bylaws or a certified copy of the resolution, as the case may be, must be attached to this Lease.

                                   EXHIBIT A-1


                                    WATERIDGE

                           1st FLOOR PLAN OF PREMISES

                                   EXHIBIT A-1

                                   EXHIBIT A-2


                                    WATERIDGE

                           2nd FLOOR PLAN OF PREMISES


                                   EXHIBIT A-2
                                       1

                                    EXHIBIT B


                                    WATERIDGE

                              RULES AND REGULATIONS

     Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building Complex.

     1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

     2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

     3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building or Building Complex may be required to sign the Building register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access. Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building or Building Complex of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building and/or Building Complex during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

     4. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building and/or Building Complex, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

     5. No furniture, freight, packages, supplies, or equipment may be brought into or removed from the Building, except upon prior notice to and approval by Landlord, and in such manner, and between such hours as shall be designated by Landlord.

     6. Landlord shall have the right to control and operate the public portions of the Building and Building Complex, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable building projects in the vicinity of the Building Complex.

     7. The requirements of Tenant will be attended to only upon application at the management office of the Building Complex or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

     8. Tenant shall not disturb, solicit, or canvass any occupant of the Building Complex and shall cooperate with Landlord or Landlord's agents to prevent same.

     9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

     10. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained.
                                    EXHIBIT B

     11. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

     12. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

     13. Tenant shall not use or keep in or on the Premises or the Building Complex any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building Complex by reason of noise, odors, or vibrations, or interfere in any way with other tenants or those having business therein.

     14. Tenant shall not bring into or keep within the Building Complex or the Premises any animals, birds, bicycles or other vehicles.

     15. No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any unlawful purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other Tenants.

     16. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

     17. Landlord reserves the right to exclude or expel from the Building and/or Building Complex any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

     18. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

     19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

     20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

     21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

     22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

     23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

     24. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property.
                                    EXHIBIT B

     25. The term "personal goods or services vendors" as used herein means persons who periodically enter the Building of which the Premises are a part for the purpose of selling goods or services to a tenant, other than goods or services which are used by the Tenant only for the purpose of conducting its business in the Premises. "Personal goods or services" include, but are not limited to, drinking water and other beverages, food, barbering services and shoeshining services. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon Landlord's prior written consent and upon such reasonable terms and conditions, including, but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order thereon, and the relief of any financial or other burden on Landlord or other tenants occasioned by the presence of such vendors or the sale by them of personal goods or services to Tenant or its employees. Under no circumstance shall the personal goods or services vendors display their products in a public or common area, including corridors and elevator lobbies. If necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building.

     26. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

     27. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.

     28. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building Complex. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Building Complex, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

                                    EXHIBIT B

                                    EXHIBIT C


                                    WATERIDGE

                               AMENDMENT TO LEASE

     This AMENDMENT TO LEASE ("Amendment") is made and entered into effective as of _________________, ____, by and between W9/WLA REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and STYLECLICK.COM, INC., a California corporation ("Tenant").


                                R E C I T A L S :


     A. Landlord and Tenant entered into that certain Office Lease dated as of May ____, 2000 (the "Lease") pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain "Premises", as described in the Lease, known as Suite 100 of the Building located at 5105 West Gold Leaf Circle, Los Angeles, California 90056.

     B. Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning given such terms in the Lease.

     C. Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the Lease Term, as hereinafter provided.

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Confirmation of Dates. The parties hereby confirm that (a) the Premises are ready for occupancy and Landlord has performed all work required to be performed by Landlord pursuant to the Tenant Work Letter attached to the Lease,
(b) the Lease Term for the Lease commenced as of ____________________ (the "Lease Commencement Date") for a term of __________ years ending on _______________________ (the "Lease Expiration Date") (unless sooner terminated or extended as provided in the Lease) and (c) in accordance with the Lease, Rent commenced to accrue on _______________________________.

     2. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

           "Landlord"                 W9/WLA REAL ESTATE LIMITED PARTNERSHIP,
                                      a Delaware limited partnership

                                      By:Legacy Partners Commercial, Inc.,
                                         a Texas corporation,
                                         as manager and agent for Landlord

                                         By:
                                            -----------------------------------
                                             Name:
                                             Its:


           "Tenant"                   STYLECLICK.COM, INC.,
                                      a California corporation

                                      By:
                                         --------------------------------------
                                         Name:
                                         Its:

                                      By:
                                         --------------------------------------
                                         Name:
                                         Its:

                                   EXHIBIT C

                                    EXHIBIT D


                                    WATERIDGE

                               TENANT WORK LETTER

     This Tenant Work Letter ("Tenant Work Letter") shall set forth the terms and conditions relating to the construction of improvements for the Premises. All references in this Tenant Work Letter to "the Lease" shall mean the relevant portions of the Lease to which this Tenant Work Letter is attached as Exhibit D.

                                   SECTION 1

                      GENERAL CONSTRUCTION OF THE PREMISES

     Landlord  shall deliver the base,  shell,  and core (i) of the Premises and
(ii) of the floor of the Building on which the Premises is located (collectively, the "Base, Shell, and Core") in its current as-is condition existing as of the date of the Lease, and Landlord shall not be obligated to make any other alterations or improvements to the Premises or the Building. Tenant shall thereafter install in the Premises certain "Tenant Improvements" (as defined below) pursuant to the provisions of this Tenant Work Letter.

                                   SECTION 2

                               TENANT IMPROVEMENTS

     2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of up to, but not exceeding $282,036.00 (i.e., $12.00 per rentable square foot of the Premises), for the costs relating to the initial design and construction of Tenant's improvements which are permanently affixed to the Premises (the "Tenant Improvements"). In no event shall Landlord be obligated to make disbursements pursuant to this Tenant Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Tenant shall not be entitled to receive any cash payment or credit against Rent or otherwise for any portion of the Tenant Improvement Allowance which is not used to pay for the Tenant Improvement Allowance Items (as such term is defined below).

     2.2 Disbursement of the Tenant Improvement Allowance.

          2.2.1 Tenant Improvement Allowance Items. Except as otherwise set forth in this Tenant Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord (each of which disbursement shall be made pursuant to Landlord's disbursement process set forth below), only for the following items and costs (collectively, the "Tenant Improvement Allowance Items"):

               2.2.1.1 Payment of the fees of the "Architect" and the "Engineers," as those terms are defined in Section 3.1 of this Tenant Work Letter, and payment of the fees incurred by, and the cost of documents and materials supplied by, Landlord and Landlord's consultants in connection with the preparation and review of the "Construction Drawings," as that term is defined in Section 3.1 of this Tenant Work Letter;

               2.2.1.2 The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

               2.2.1.3 The cost of construction of the Tenant Improvements, including, without limitation, contractors' fees and general conditions, testing and inspection costs, costs of utilities, trash removal, parking and hoists, and the costs of after-hours freight elevator usage;

               2.2.1.4 The cost of voice and data cabling for the Premises (but Landlord's contribution for such costs shall in no event exceed $3.00 per rentable square foot of the Premises);

               2.2.1.5 The cost of any changes in the Base, Shell and Core when such changes are required by the Construction Drawings (including if such changes are due to the fact that such work is prepared on an unoccupied basis), such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

               2.2.1.6 The cost of any changes to the Construction Drawings or Tenant Improvements required by applicable laws and building codes (collectively, "Code");

               2.2.1.7 Sales and use taxes and Title 24 fees;

                                   EXHIBIT D

               2.2.1.8 Landlord's "Coordination Fee," as that term is defined in
          Section 4.3.2 of this Tenant Work Letter; and

               2.2.1.9 All other costs to be expended by Landlord in connection with the construction of the Tenant Improvements.

          2.2.2 Disbursement of Tenant Improvement Allowance. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items for the benefit of Tenant and shall authorize the release of monies for the benefit of Tenant as follows:

               2.2.2.1 Monthly Disbursements. On or before the first (1st) day of each calendar month during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of the "Contractor," as that term is defined in Section 4.1 below, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of "Tenant's Agents," as that term is defined in Section 4.1.2 below, for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code Section 3262(d); and (iv) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's acceptance and approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. On or before the first (1st) day of the following calendar month, Landlord shall deliver a check to Tenant made jointly payable to Contractor and Tenant in payment of the lesser of (A) the amounts so requested by Tenant, as set forth in this Section 2.2.2.1, above, less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention") and (B) the balance of any remaining available portion of the Tenant Improvement Allowance (not including the Final Retention), provided that Landlord does not dispute any request for payment based on non-compliance of any work with the "Approved Working Drawings", as that term is defined in
          Section 3.4 below, or due to any substandard work, or for any other reason. Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

               2.2.2.2 Final Retention. Subject to the provisions of this Tenant Work Letter, a check for the Final Retention payable jointly to Tenant and Contractor shall be delivered by Landlord to Tenant following the completion of construction of the Premises, provided that (i) Tenant delivers to Landlord properly executed mechanics lien releases in compliance with both California Civil Code Section 3262(d)(2) and either Section 3262(d)(3) or Section 3262(d)(4), and (ii) Landlord has determined that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's leased premises in the Building.

               2.2.2.3 Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items.

     2.3 Standard Tenant Improvement Package. Landlord has established specifications (the "Specifications") for the Building standard components to be used in the construction of the Tenant Improvements in the Premises (collectively, the "Standard Improvement Package"), which Specifications have been received by Tenant. The Tenant Improvements shall comply with the Specifications for all Tenant Improvement components which have been pre-stocked by Landlord. With respect to all other Tenant Improvement components, Tenant shall utilize materials and finishes which are not of lesser quality than the Specifications. Landlord may make changes to the Specifications for the Standard Improvement Package from time to time.

                                    SECTION 3

                              CONSTRUCTION DRAWINGS

     3.1 Selection of Architect/Construction Drawings. Tenant shall retain an architect/space planner (the "Architect") approved by Landlord, which approval shall not be unreasonably withheld, to prepare the Construction Drawings. Tenant shall retain engineering consultants designated by Landlord (the "Engineers") to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises. The plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Construction Drawings." All Construction Drawings shall comply with the drawing format and specifications determined by Landlord, and shall be subject to Landlord's approval. Tenant and

                                   EXHIBIT D

Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the base building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Construction Drawings as set forth in this Section 3, shall be for its sole purpose and shall not imply Landlord's review of the same, or obligate Landlord to review the same, for quality, design, Code compliance or other like matters. Accordingly, notwithstanding that any Construction Drawings are reviewed by Landlord or its space planner, architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Construction Drawings.

     3.2 Final Space Plan. Promptly after the execution of the Lease, Tenant and Architect shall prepare the final space plan for Tenant Improvements in the Premises (the "Final Space Plan"), which Final Space Plan shall include a layout and designation of all offices, rooms and other partitioning, their intended use, and equipment to be contained therein, and shall deliver the Final Space Plan to Landlord for Landlord's approval which approval or disapproval shall be made by Landlord within five (5) business days after Landlord's receipt thereof. In the event Landlord fails to make such approval or disapproval within the foregoing time frame, Tenant shall provide Landlord notice of such failure and Landlord shall have three (3) business days after receipt of such notice to approve or disapprove the Final Space Plan. In the event Landlord fails to make such approval or disapproval within three (3) business days after receipt of such second notice, the Final Space Plan shall be deemed approved by Landlord.

     3.3 Final Working Drawings. Promptly following approval of the Final Space Plan, Tenant, Architect and the Engineers shall complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits (collectively, the "Final Working Drawings"), and shall submit the same to Landlord for Landlord's approval which approval or disapproval shall be made by Landlord within five (5) business days after Landlord's receipt thereof. In the event Landlord fails to make such approval or disapproval within the foregoing time frame, Tenant shall provide Landlord notice of such failure and Landlord shall have three (3) business days after receipt of such notice to approve or disapprove the Final Working Drawings. In the event Landlord fails to make such approval or disapproval within three (3) business days after receipt of such second notice, the Final Working Drawings shall be deemed approved by Landlord.

     3.4 Approved Working Drawings. Promptly following approval of the Final Working Drawings, Tenant shall submit the Final Working Drawings approved by Landlord (the "Approved Working Drawings") to the applicable local governmental agency for all applicable building permits necessary to allow "Contractor," as that term is defined in Section 4.1 of this Tenant Work Letter, to commence and fully complete the construction of the Tenant Improvements (collectively, the "Permits"), and, in connection therewith, Tenant shall coordinate with Landlord in order to allow Landlord, at Landlord's option, to take part in all phases of the permitting process, and shall supply Landlord, as soon as possible, with all plan check numbers and dates of submittal. Notwithstanding the foregoing, Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any building permit or certificate of occupancy for the Premises and that the obtaining of the same shall be Tenant's responsibility; provided, however, that Landlord shall, in any event, cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Working Drawings may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

     3.5 Time Deadlines. Tenant shall cooperate with Architect, the Engineer, and Landlord to complete all phases of the Construction Drawings and the permitting process and to receive the permits, and with Contractor, for approval of the "Cost Proposal," as that term is defined in Section 4.2, below, as soon as possible after the execution of the Lease, and, in that regard, Tenant shall meet with Landlord on a weekly basis to discuss Tenant's progress in connection with the same. The applicable dates for approval of items, plans and drawings as described in this Section 3, Section 4, below, and in this Tenant Work Letter are collectively referred to herein as the "Time Deadlines". Tenant agrees to comply with the Time Deadlines.

                                   SECTION 4

                     CONSTRUCTION OF THE TENANT IMPROVEMENTS

     4.1 Tenant's Selection of Contractor and Tenant's Agents.

          4.1.1 Contractor. A contractor, under the supervision of and selected by Tenant, shall construct the Tenant Improvements (the "Contractor"). The

                                    EXHIBIT D

     Contractor shall be selected by Tenant from one (1) of the contractors listed on Schedule 1 attached hereto in accordance with an "open book" competitive bidding procedure pursuant to which the general contractor's fees, overhead and general conditions will be bid, as described below. Each such contractor shall be notified in the bidding package of the time schedule for construction of the Tenant Improvements. Tenant shall provide copies of such bids to Landlord and Tenant shall select one (1) of the bidding contractors as the Contractor and notify Landlord of such selection.

          4.1.2 Tenant's Agents. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and the Contractor to be known collectively as "Tenant's Agents") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed; provided that, in any event, Tenant must contract with Landlord's base building subcontractors for any mechanical, electrical, plumbing, life safety, structural, heating, ventilation, and air-conditioning work in the Premises. If requested by Landlord, Tenant's Agents shall all be union labor in compliance with the master labor agreements existing between trade unions and the local chapter of the Associated General Contractors of America.

     4.2 Construction of Tenant Improvements by Tenant's Agents.

          4.2.1 Construction Contract; Cost Budget. Prior to Tenant's execution of the construction contract and general conditions with Contractor (the "Contract"), Tenant shall submit the Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred, or which have been incurred, as set forth more particularly in Sections 2.2.1.1 through 2.2.1.9 above, in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or the Contractor (which costs form a basis for the amount of the Contract, if any (the "Final Costs"). Prior to the commencement of construction of the Tenant Improvements, Tenant shall supply Landlord with cash in an amount (the "Over-Allowance Amount") by which the Final Costs exceed the Tenant Improvement Allowance (less any portion thereof already disbursed by Landlord, or in the process of being disbursed by Landlord, on or before the commencement of construction of the Tenant Improvements). The Over-Allowance Amount shall be disbursed by Landlord prior to the disbursement of any of the then remaining portion of the Tenant Improvement Allowance, and such disbursement shall be pursuant to the same procedure as the Tenant Improvement Allowance. In the event that, after the Final Costs have been delivered by Landlord to Tenant, the costs relating to the design and construction of the Tenant Improvements shall change, any additional costs necessary to such design and construction in excess of the Final Costs shall, to the extent they exceed the remaining balance of the Tenant Improvement Allowance, be paid by Tenant to Landlord immediately as an addition to the Over-Allowance Amount and, in any event, prior to the commencement of the construction of such changes, or, at Landlord's option, Tenant shall make payments for such additional costs out of its own funds, but Tenant shall continue to provide Landlord with the documents described in Sections 2.2.2.1 (i), (ii), (iii) and (iv) above, for Landlord's approval, prior to Tenant paying such costs.

          4.2.2 Tenant's Agents.

               4.2.2.1 Landlord's General Conditions for Tenant's Agents and Tenant Improvement Work. Tenant's and Tenant's Agents' construction of the Tenant Improvements shall comply with the following: (i) the Tenant Improvements shall be constructed in strict accordance with the Approved Working Drawings; (ii) Tenant and Tenant's Agents shall not, in any way, interfere with, obstruct, or delay, the work of Landlord's base building contractor and subcontractors with respect to the Base, Shell and Core or any other work in the Building; (iii) Tenant's Agents shall submit schedules of all work relating to the Tenant's Improvements to Contractor and Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iv) Tenant shall abide by all rules made by Landlord's Building contractor or Landlord's Building manager with respect to the use of freight, loading dock and service elevators, storage of materials, coordination of work with the contractors of other tenants, and any other matter in connection with this Tenant Work Letter, including, without limitation, the construction of the Tenant Improvements.

               4.2.2.2 Coordination Fee. Tenant shall pay a logistical coordination fee (the "Coordination Fee") to Landlord in an amount equal to the product of (i) three and one-half percent (3.5%), and
          (ii) the sum of the Tenant Improvement Allowance, the Over-Allowance Amount, as such amount may be increased hereunder, and any other amounts expended by Tenant in connection with the design and construction of the Tenant Improvements, which Coordination Fee shall be for services relating to the coordination of the construction of the Tenant Improvements pursuant to this Tenant Work Letter.

                                    EXHIBIT D

               4.2.2.3 Indemnity. Tenant's indemnity of Landlord as set forth in the Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in the Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

               4.2.2.4 Insurance Requirements.

                    4.2.2.4.1 General Coverages. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in the Lease.

                    4.2.2.4.2 Special  Coverages.  Tenant shall carry "Builder's
               All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may reasonably require, it being understood and agreed that the Tenant Improvements shall be insured by Tenant pursuant to the Lease immediately upon completion thereof. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord, and in form and with companies as are required to be carried by Tenant as set forth in the Lease.

                    4.2.2.4.3  General  Terms.  Certificates  for all  insurance carried pursuant to this Section 4.2.2.4 shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the Contractor's equipment is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty
               (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. All policies carried under this Section 4.2.2.4 shall insure Landlord and Tenant, as their interests may appear, as well as Contractor and Tenant's Agents, and shall name as additional insureds Landlord's Property Manager, Landlord's Asset Manager, and all mortgagees and ground lessors of the Building. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 4.2.2.3 of this Tenant Work Letter.

               4.2.2.5 Governmental Compliance. The Tenant Improvements shall comply in all respects with the following: (i) the Code and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

               4.2.2.6 Inspection by Landlord. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval promptly and shall specify the items reasonably disapproved. Any defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord may, take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

               4.2.2.7 Meetings. Commencing upon the execution of the Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Contractor regarding the progress of the preparation

                                    EXHIBIT D
          of Construction Drawings and the construction of the Tenant Improvements, which meetings shall be held at a location designated by Landlord, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. In addition, minutes shall be taken at all such meetings, a copy of which minutes shall be promptly delivered to Landlord. One such meeting each month shall include the review of Contractor's current request for payment.

               4.2.2.8  Notice of Completion;  Copy of "As Built" Plans.  Within
          ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion to be recorded in the office of the Recorder of the County in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of as-built drawings are true and correct, which certification shall survive the expiration or termination of the Lease, and (C) to deliver to Landlord two (2) sets of sepias of such as-built drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

               4.2.2.9 Coordination by Tenant's Agents with Landlord. Upon Tenant's delivery of the Contract to Landlord under Section 4.2.1 of this Tenant Work Letter, Tenant shall furnish Landlord with a schedule setting forth the projected date of the completion of the Tenant Improvements and showing the critical time deadlines for each phase, item or trade relating to the construction of the Tenant Improvements.

                                    SECTION 5

                                  MISCELLANEOUS

     5.1 Tenant's Representative. Tenant has designated Barry Hall as its sole representative with respect to the matters set forth in this Tenant Work Letter, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

     5.2 Landlord's Representative. Landlord has designated Mary Roberts as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

     5.3 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of said period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

     5.4 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in the Lease, if an event of default by Tenant as described in
Section 19.1 of the Lease or any default by Tenant under this Tenant Work Letter has occurred at any time on or before the substantial completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such work stoppage), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.


                                    EXHIBIT D

                                   SCHEDULE 1


                               LIST OF CONTRACTORS

1. Corporate Contractors

2. SRC

3. _______________________




                                   SCHEDULE 1

                                    EXHIBIT E


                                    WATERIDGE

                      FORM OF TENANT'S ESTOPPEL CERTIFICATE

     The undersigned, as Tenant under that certain Office Lease (the "Lease") made and entered into as of _________________, 20__ and between _________________________________, a ________________________ as Landlord, and
the undersigned as Tenant, for Premises on the ___________ floor(s) of the Building located at _________________________, Los Angeles, California hereby certifies as follows:

     1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

     2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on
_________.

     3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

     4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

     5. Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord's mortgagee.

     6. Base Rent became payable on _______________.

     7. The Lease Term expires on _________________.

     8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

     9. No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

     10. As of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

     11. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _________________. The current monthly installment of Base Rent is $__________.

     12. The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord's prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

     13. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

     Executed at __________________ on the _____ day of ______________, 20___.

                         "Tenant"


                         --------------------------------------------------,
                         a
                             ----------------------------------------------

                         By:
                             ----------------------------------------------
                         Name:
                             ----------------------------------------------
                         Its:
                             ----------------------------------------------


                                   EXHIBIT E

                             EXTENSION OPTION RIDER


     This Extension Option Rider ("Extension Rider") is made and entered into by and between W9/WLA REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited liability partnership ("Landlord"), and STYLECLICK.COM, INC., a California corporation ("Tenant"), and is dated as of the date of the Office Lease ("Lease") by and between Landlord and Tenant to which this Extension Rider is attached. The agreements set forth in this Extension Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Extension Rider are inconsistent with the terms of the Lease, the terms of this Extension Rider shall control.

     1. Option Right. Landlord hereby grants Tenant one (1) option to extend the Lease Term for a period of five (5) years (the "Option Term"), which option shall  be  exercisable  only by  written  Exercise  Notice  (as  defined  below)
delivered by Tenant to Landlord as provided below. Notwithstanding the foregoing, at Landlord's option, in addition to any other remedies available to Landlord under this Lease, Tenant shall not have the right to extend the Lease Term for the Option Term if as of the date of delivery of the Exercise Notice by Tenant, or as of the end of the initial Lease Term, Tenant is in default under this Lease and the cure period therefore has expired. Upon the proper exercise of such option to extend, the Lease Term shall be extended for the Option Term. The rights contained in this Extension Rider shall be personal to the original Tenant executing the Lease and any Affiliate to which Tenant's entire interest in this Lease has been assigned pursuant to Section 14.7 of the Lease, and may only be exercised by the original Tenant or such Affiliate assignee, as the case may be (and not any other assignee, sublessee or other transferee of Tenant's interest in the Lease) if the original Tenant or such Affiliate assignee, as the case may be, occupies the entire Premises as of the date of the Exercise Notice.

     2. Option Rent. The Annual Base Rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the greater of: (i) the Annual Base Rent payable by Tenant during the last year of the initial Lease Term; or (ii) the annual base rent at which tenants, as of the commencement of the Option Term, will be leasing non-sublease space comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in the Building Complex and in other comparable first-class mid-rise office buildings in West Los Angeles, California, taking into consideration all free rent and other out-of-pocket concessions generally being granted at such time for such comparable space for the Option Term (the "Fair Market Rental Rate"). All other terms and conditions of the Lease shall apply throughout the Option Term; however, (A) any obligation of Landlord to construct Tenant Improvements or provide a tenant improvement allowance (if applicable) shall not apply during the Option Term (unless the Option Rent is determined to equal the Fair Market Rental Rate and such improvements and/or tenant improvement allowance are specifically included in the determination of the Fair Market Rental Rate), and
(B) Tenant shall, in no event, have the option to extend the Lease Term beyond the Option Term described in Section 1 above.

     3. Exercise of Option. The option contained in this Extension Rider shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice to Landlord not more than thirteen (13) months nor less than eleven (11) months prior to the expiration of the initial Lease Term stating that Tenant may be interested in exercising its option; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice (the "Option Rent Notice") to Tenant not less than ten (10) months prior to the expiration of the initial Lease Term setting forth Landlord's determination of the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the date (the "Exercise Date") which is the earlier of (A) the date occurring nine (9) months prior to the expiration of the initial Lease Term, and (B) the date occurring thirty (30) days after Tenant's receipt of the Option Rent Notice, exercise the option by delivering written notice ("Exercise Notice") thereof to Landlord. If Landlord determines in the Option Rent Notice that the Option Rent shall equal the amount set forth in clause (i) of Section 2 above, such determination shall be conclusive and all the provisions of Section 4 below shall not apply. If, however, Landlord determines in the Option Rent Notice that the Option Rent shall be the Fair Market Rental Rate, then Tenant may, at its option, object to the Fair Market Rental Rate contained in the Option Rent
Notice, by delivering written notice thereof to Landlord concurrently with Tenant's delivery to Landlord of its Exercise Notice. Tenant's failure to deliver the Exercise Notice on or before the Exercise Date, shall be deemed to constitute Tenant's waiver of its extension right hereunder.

     4. Determination of Option Rent. Provided that Tenant timely and appropriately objects in its Exercise Notice to Landlord, to the Fair Market Rental Rate for the Option Term initially determined by Landlord in the Option Rent Notice, then Landlord and Tenant shall attempt in good faith to agree upon the Fair Market Rental Rate. If Landlord and Tenant fail to reach agreement within twenty (20) days following Tenant's delivery of such Exercise Notice (the "Outside Agreement Date"), then each party shall submit to the other party a separate written determination of the Fair Market Rental Rate within ten (10) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with the provisions of Sections 4.1 through 4.8 below. The failure of Tenant or Landlord to submit a written determination of the Fair Market Rental Rate within such ten (10) business day period shall conclusively be deemed to be such party's approval of the Fair Market Rental Rate submitted within such ten (10) business day period by the other party.

                                   EXTENSION
                                  OPTION RIDER

          4.1 Landlord and Tenant shall each appoint one (1) appraiser who shall by profession be a real estate appraiser who shall have been active over the two (2) year period ending on the date of such appointment in the appraisal of office buildings in the West Los Angeles area of Los Angeles, California. The determination of the appraisers shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rental Rate is the closer to the actual Fair Market Rental Rate as determined by the appraisers, taking into account the requirements with respect thereto set forth in Section 2 above. Each such appraiser shall be appointed within fifteen (15) days after the Outside Agreement Date.

          4.2 The two (2) appraisers so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed appraiser, agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) appraisers.

          4.3 The three (3) appraisers shall, within thirty (30) days of the appointment of the third appraiser, reach a decision as to which of Landlord's or Tenant's submitted Fair Market Rental Rate is closer to the actual Fair Market Rental Rate and shall select such closer determination as the Fair Market Rental Rate and notify Landlord and Tenant thereof.

          4.4 The decision of the majority of the three (3) appraisers shall be binding upon Landlord and Tenant.

          4.5 If either Landlord or Tenant fails to appoint an appraiser within the time period specified in Section 4.1 hereinabove, the appraiser appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such appraiser's decision shall be binding upon Landlord and Tenant.

          4.6 If the two (2) appraisers fail to agree upon and appoint a third appraiser, a third appraiser shall be appointed by the Superior Court of Los Angeles, California.

          4.7 Each party shall pay the fees and expenses of the appraiser appointed by or on behalf of it, and each shall pay one-half of the fees and expenses of the third appraiser, if any.

          4.8 In no event shall the Fair Market Rental Rate selected by the appraisers be less than the Annual Base Rent payable by Tenant during the last year of the initial Lease Term.

          "Landlord"                  W9/WLA REAL ESTATE LIMITED PARTNERSHIP,
                                      a Delaware limited partnership

                                      By:Legacy Partners Commercial, Inc.,
                                         a Texas corporation,
                                         as manager and agent for Landlord

                                         By:  /s/ MACK LANEY
                                            -----------------------------------
                                             Name:   Mack Laney
                                             Its:    COO


           "Tenant"                   STYLECLICK.COM, INC.,
                                      a California corporation

                                      By:  /s/ BARRY HALL
                                         --------------------------------------
                                         Name: Barry Hall
                                         Its:  CFO

                                      By:   /s/ MAURIZIO VECCHIONE
                                         --------------------------------------
                                         Name:  Maurizio Vecchione
                                         Its:   CEO

                                   EXTENSION
                                  OPTION RIDER

                             LETTER OF CREDIT RIDER


     This Letter of Credit Rider ("LC Rider") is made and entered into by and between W9/WLA REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord") and STYLECLICK.COM, INC., a California corporation ("Tenant"), and is dated as of the date of the Office Lease ("Lease") by and between Landlord and Tenant to which this LC Rider is attached. The agreements set forth in this LC Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this LC Rider are inconsistent with the terms of the Lease, the terms of this LC Rider shall control.

     1. Concurrently upon execution of the Lease, Tenant shall deliver to Landlord, as collateral for the full and faithful performance by Tenant of all of its obligations under the Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under the Lease, an irrevocable and unconditional negotiable letter of credit (the "Letter of Credit"), in the form and containing the terms required herein, payable in the County of Los Angeles, California, running in favor of Landlord issued by a solvent nationally recognized bank with a long term rating of BBB or higher, under the supervision of the Superintendent of Banks of the State of California, or a National Banking Association, in the amount of One Million Six Hundred Thousand Dollars ($1,600,000.00 ("LC Amount"). The Letter of Credit shall be (i) at sight and irrevocable and unconditional, (ii) subject to the terms of this LC Rider, maintained in effect, whether through replacement, renewal or extension, for the entire period from the date of execution of this Lease through the date which is sixty (60) days after the Lease Expiration Date, and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least fifteen (15) days prior to the expiration of the Letter of Credit, without any action whatsoever on the part of Landlord, (iii) subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev) International Chamber of Commerce Publication #500, and (iv) fully assignable by Landlord, and (v) permit partial draws. In addition to the foregoing, the form and terms of the Letter of Credit (and the bank issuing the same) shall be acceptable to Landlord, in Landlord's reasonable discretion, and shall provide, among other things, in effect that: (A) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the issuing bank of Landlord's (or Landlord's then managing agent's) of a written statement certifying that such amount is due to Landlord under the terms and conditions of the Lease, it being understood that if Landlord or its managing agent be a limited liability company, corporation, partnership or other entity, then such statement shall be signed by a managing member (if a limited liability company), an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity);
(B) the Letter of Credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement; and (C) in the event of a transfer of Landlord's interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part (or cause a substitute letter of credit to be delivered, as applicable) to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new Landlord.

     2. If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall collectively be less than the LC Amount, Tenant shall, within ten (10) days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount of the LC Amount) and any such additional (or replacement) letter of credit shall comply with all of the provisions of this LC Rider, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in Article 19 of the Lease the same shall constitute an uncurable default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit, or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the date which is sixty (60) days after the Lease Expiration Date, and Tenant has not provided Landlord with cash in lieu of the entire LC amount then outstanding pursuant to Paragraph 1 above, Landlord will accept a renewal thereof or substitute letter of credit (such renewal or substitute letter of credit to be in effect and delivered to Landlord, as applicable, not later than fifteen (15) days prior to the expiration of the Letter of Credit), which shall be irrevocable and automatically renewable as above provided through the date which is sixty (60) days after the Lease Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its reasonable discretion. However, if the Letter of Credit is not timely renewed or a substitute letter of credit is not timely received, or if Tenant fails to maintain the Letter of Credit in the amount and in accordance with the terms set forth in this LC Rider, Landlord shall have the right to present the Letter of Credit to the bank in accordance with the terms of this LC Rider, and the entire sum evidenced thereby shall be paid to and held by Landlord as collateral for performance of all of Tenant's obligations under the Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under the Lease.

                                   LETTER OF
                                  CREDIT RIDER

     3. If there shall occur a default under the Lease as set forth in Article 19 of the Lease and such default remains uncured beyond the applicable notice and cure periods set forth in Article 19, Landlord may, but without obligation to do so, draw upon the Letter of Credit, in part or in whole, to cure any default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which may be sustained by Landlord resulting from Tenant's default. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a "draw" by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw from the Letter of Credit. No condition or term of the Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner.

     4. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor be (i) deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7, (ii) subject to the terms of such Section 1950.7, or (iii) intended to serve as a "security deposit" within the meaning of such Section 1950.7. The parties hereto (A) recite that the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security Deposit Laws") shall have no applicability or relevancy thereto and (B) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

     5. Notwithstanding the foregoing provisions of this LC Rider to the contrary, Tenant shall have the right to substitute for the Letter of Credit a guaranty ("Guaranty") in favor of Landlord executed by USA Networks, Inc. ("Guarantor") provided that Tenant satisfies each of the following conditions:
(i) Tenant shall deliver to Landlord the Guaranty duly executed by Guarantor, which shall be in the form of Exhibit 1 attached hereto; (ii) Guarantor shall have a net worth, as of the date of Tenant's delivery of the Guaranty to Landlord in the amount of at least Three Hundred Million Dollars ($300,000,000.00), as evidenced by financial statements certified by a national independent accounting firm, and delivered to Landlord concurrently with the Guaranty if Guarantor is not a publicly held company at the time such Guaranty is delivered to Landlord; and (iii) as of the date of such delivery, Tenant is not then in default under the Lease and Landlord has not previously drawn down all or any portion of the Letter of Credit. Within thirty (30) days following the delivery the Guaranty and satisfaction of the foregoing conditions, Landlord shall return the Letter of Credit to Tenant.



          "Landlord"                  W9/WLA REAL ESTATE LIMITED PARTNERSHIP,
                                      a Delaware limited partnership

                                      By:Legacy Partners Commercial, Inc.,
                                         a Texas corporation,
                                         as manager and agent for Landlord

                                         By:  /s/ MACK LANEY
                                            -----------------------------------
                                             Name:   Mack Laney
                                             Its:    COO


           "Tenant"                   STYLECLICK.COM, INC.,
                                      a California corporation

                                      By:  /s/ BARRY HALL
                                         --------------------------------------
                                         Name: Barry Hall
                                         Its:  CFO

                                      By:   /s/ MAURIZIO VECCHIONE
                                         --------------------------------------
                                         Name:  Maurizio Vecchione
                                         Its:   CEO


                                   LETTER OF
                                  CREDIT RIDER

                                    EXHIBIT 1

                                GUARANTY OF LEASE

     1. Guaranty. USA NETWORKS, INC., a Delaware corporation ("Guarantor"), whose address is 152 West 57th Street, New York, New York, 10019 and whose tax identification number is 59-2712887, as a material inducement to and in consideration of W9/WLA REAL ESTATE LIMITED PARTNERSHIP, a Delaware partnership, as Landlord, entering into that certain lease (the "Lease") dated as of even date herewith, with STYLECLICK.COM, INC., a California corporation, as Tenant, concerning office space located at 5105 West Goldleaf Circle, Los Angeles, California, hereby unconditionally, irrevocably and jointly and severally guarantees and promises to and for the benefit of Landlord that Tenant shall perform all of its covenants under the Lease, including but not limited to the payment of rent and all other sums now or hereafter becoming due or payable under the Lease.

     2. Standard Provisions. A separate action may be brought or prosecuted against any Guarantor whether or not the action is brought or prosecuted against any other Guarantor or Tenant. If Tenant defaults under the Lease, Landlord may proceed immediately against Guarantor or Tenant, or both, or Landlord may enforce against Guarantor or Tenant, or both, any rights that it has under the Lease or against Guarantor pursuant to this Guaranty. If the Lease terminates Landlord may enforce any remaining rights thereunder against Guarantor without giving previous notice to Tenant or Guarantor, and without making any demand on either of them. This Guaranty shall not be affected by Landlord's failure or delay to enforce any of its rights hereunder or under the Lease. Guarantor hereby waives notice of or the giving of its consent to any amendments which may hereafter be made to the terms of the Lease, and this Guaranty shall guarantee the performance of the Lease as amended, or as the same may be assigned from time to time. Guarantor waives the right to require Landlord to (i) proceed against Tenant; (ii) proceed against or exhaust any security that Landlord holds from Tenant; or (iii) pursue any remedy in Landlord's power. Guarantor waives any defense by reason of any disability of Tenant, the statute of limitations and any other defense based on the termination of Tenant's liability from any cause. Until all of Tenant's obligations to Landlord have been discharged in full, Guarantor shall have no right of subrogation against Tenant. Guarantor waives its right to enforce any remedies that Landlord now has, or later may have, against Tenant. Guarantor waives any right to participate in any security now or later held by Landlord. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Guaranty, and waives all notices of existence, creation, or incurring of new or additional obligations from Tenant to Landlord. Without limiting the generality of the preceding waivers, Guarantor hereby expressly waives any and all benefits under California Civil Code Sections 2809, 2810, 2819, 2845, 2849 and 2850. If Landlord disposes of its interest in the Lease, "Landlord," as used in this Guaranty, shall mean Landlord's successors in interest and assigns. If Landlord is required to enforce Guarantor's obligations by legal proceedings, Guarantor shall pay to Landlord all costs incurred, including, without limitation, Landlord's reasonable attorneys' fees and all costs and other expenses incurred in any collection or attempted collection or in any negotiations relative to the obligations hereby guaranteed, or in enforcing this Guaranty against the undersigned, individually and jointly. This Guaranty will continue unchanged by any bankruptcy, reorganization or insolvency of the Tenant or any successor or assignee thereof or by any disaffirmance or abandonment by a trustee of Tenant. Guarantor's obligations under this Guaranty may not be assigned and shall be binding upon Guarantor's heirs and successors. This Guaranty shall be governed by the laws of, and may be enforced in the courts of, the State of California.

Dated: ___________, 2000          Guarantor

                                         USA NETWORKS, INC.,
                                         a Delaware corporation

                                         By:
                                             ----------------------------------
                                             Name:
                                                  -----------------------------
                                             Its:
                                                  -----------------------------
                                         By:
                                             ----------------------------------
                                             Name:

                                                  -----------------------------
                                             Its:
                                                  -----------------------------


                                   EXHIBIT 1